UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No         )

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KLA Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2021 KLA PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

November 3, 2021

To our stockholders:

YOUR VOTE IS IMPORTANT

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of KLA Corporation (“we” or the “Company”), a Delaware corporation, will be held virtually on Wednesday, November 3, 2021, at 12:00 p.m. PDT for the following purposes:

1.	To elect the eleven candidates nominated by our Board of Directors to serve as directors for one-year terms, each until his or her successor is duly elected and qualified.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2022.

3.	To approve on a non-binding, advisory basis our named executive officer compensation.

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on September 13, 2021, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

Richard P. Wallace
President and Chief Executive Officer
Milpitas, California

This Notice of Annual Meeting of Stockholders, Proxy Statement and form of proxy are being made available electronically and mailed on or about September 24, 2021.

All stockholders are cordially invited to attend the Annual Meeting virtually; however, regardless of whether you expect to attend the Annual Meeting virtually, we encourage you to vote as soon as possible. You may vote by proxy over the Internet or by telephone, or, if you received paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card or voting instruction card. Voting over the Internet, by telephone or by written proxy or voting instruction card will ensure your representation at the Annual Meeting regardless of whether you attend virtually.

2021 KLA PROXY STATEMENT

Table of Contents

QUESTIONS AND ANSWERS	1

PROPOSAL ONE: ELECTION OF DIRECTORS	8

INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES	9

OUR CORPORATE GOVERNANCE PRACTICES	23

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2022	30

PROPOSAL THREE: APPROVAL OF OUR NAMED EXECUTIVE OFFICER COMPENSATION	32

INFORMATION ABOUT EXECUTIVE OFFICERS	33

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	35

EXECUTIVE COMPENSATION AND OTHER MATTERS	38

COMPENSATION AND TALENT COMMITTEE REPORT	56

EXECUTIVE COMPENSATION TABLES	57

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	73

EQUITY COMPENSATION PLAN INFORMATION	74

REPORT OF THE AUDIT COMMITTEE	75

INFORMATION FOR KLA ANNUAL MEETING OF STOCKHOLDERS NOVEMBER 3, 2021/12:00 p.m. PDT	76

2021 KLA PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS OF

KLA CORPORATION

TO BE HELD ON NOVEMBER 3, 2021

PROXY STATEMENT

QUESTIONS AND ANSWERS

QUESTIONS AND ANSWERS REGARDING PROXY MATERIALS

1.	WHY AM I RECEIVING COPIES OF THESE MATERIALS?

The Board of Directors (the “Board”) of KLA Corporation (“KLA,” the “Company” or “we”) is providing these proxy materials to you in connection with KLA’s Annual Meeting of Stockholders to be held on Wednesday, November 3, 2021, at 12:00 p.m. PDT (the “Annual Meeting”). As a stockholder, you are invited to attend the Annual Meeting, which will be conducted solely online via webcast. The purposes of the Annual Meeting are set forth in the accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement.

These proxy solicitation materials, together with our Annual Report for fiscal year 2021, were first made available electronically and mailed to those stockholders requesting hard copies on or about September 24, 2021 to all stockholders entitled to vote at the Annual Meeting. Our principal executive offices are located at One Technology Drive, Milpitas, California 95035, and our telephone number is (408) 875-3000.

2.	HOW MAY I OBTAIN KLA’S ANNUAL REPORT ON FORM 10-K?

A copy of our Annual Report on Form 10-K for fiscal year 2021 is available free of charge on the Internet from the website of the Securities and Exchange Commission (the “SEC”) at http://www.sec.gov, as well as on our website at http:// ir.KLA.com.

3.   WHY DID I RECEIVE A NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF THE PROXY MATERIALS INSTEAD OF A PAPER COPY OF THE PROXY MATERIALS?

We are again mailing to our stockholders a notice regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All stockholders will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the notice. In addition, the notice contains instructions on how you may request access to proxy materials in printed form by mail or electronically on an ongoing basis.

4.	HOW CAN I ACCESS THE PROXY MATERIALS OVER THE INTERNET?

Your notice regarding the Internet availability of the proxy materials, proxy card or voting instruction card will contain instructions on how to:

+	Access and view our proxy materials for the Annual Meeting on the Internet; and

+	Instruct us to send our future proxy materials to you electronically by e-mail.

Our proxy materials are also available on our website at the following address: http://ir.kla.com/financial-information/annual-reports

2021 KLA PROXY STATEMENT

Your notice regarding the Internet availability of the proxy materials, proxy card or voting instruction card will contain instructions on how you may request access to proxy materials electronically on an ongoing basis. Choosing to access your future proxy materials electronically will help us conserve natural resources and reduce the costs of printing and distributing our proxy materials. If you choose to access future proxy materials electronically, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting web-site. Your election to access proxy materials by e-mail will remain in effect until you terminate it.

5.	HOW MAY I OBTAIN A PAPER COPY OF THE PROXY MATERIALS?

Stockholders receiving a notice regarding the Internet availability of the proxy materials will find instructions in that notice about how to obtain a paper copy of the proxy materials free of charge. Stockholders who have previously sub-mitted a standing request to receive paper copies of our proxy materials will receive a paper copy of the proxy materials by mail.

6.	I RECEIVED ONE COPY OF THESE MATERIALS. MAY I GET ADDITIONAL COPIES?

Certain stockholders who share an address are being delivered only one copy of this Proxy Statement. You may receive additional copies of this Proxy Statement without charge by sending a written request to KLA Corporation, Attention: Investor Relations, One Technology Drive, Milpitas, California 95035. Requests may also be made by calling our Investor Relations department at (408) 875-3000.

7.   HOW CAN STOCKHOLDERS SHARING AN ADDRESS REQUEST THAT ONLY A SINGLE COPY OF THE PROXY MATERIALS BE DELIVERED?

Stockholders sharing an address may request delivery of a single copy of our future proxy statements, annual reports or notices regarding the Internet availability of the proxy materials, as applicable, by writing to the address provided in the answer to Question 6 above or calling our Investor Relations department at the telephone number below. Stockholders may also request electronic delivery of future proxy statements by writing to the address below, by calling our Investor Relations department at (408) 875-3000 or via our website at http://ir.KLA.com.

QUESTIONS AND ANSWERS REGARDING THE ANNUAL MEETING

8.	WHY IS THE ANNUAL MEETING BEING HELD VIRTUALLY?

In light of the COVID-19 pandemic and to support the health and well-being of our stockholders, employees and community, the Board elected to hold our Annual Meeting solely as a virtual meeting on the Internet. We anticipate returning to an in person meeting of stockholders next year, or as soon as practicable thereafter.

9.	HOW CAN I ATTEND THE ANNUAL MEETING?

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting if you were a registered stockholder of the Company as of the close of business on September 13, 2021 (the “Record Date”), or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held. If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare), you will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting https://meetnow.global/MWSGMSG. You also will be able to vote your shares online by attending the Annual Meeting by webcast. To participate in the Annual Meeting, you will need to review the information included on your notice, on your proxy card or on the instructions that accompanied your proxy materials. If you hold your shares through an intermediary, such as a bank or broker and wish to participate in the Annual Meeting, you must register in advance using the instructions below. If you do not register, you may still attend the Annual Meeting as a guest by visiting https://meetnow.global/MWSGMSG and selecting “Guests”. Guests may not ask questions or vote at the Annual Meeting. The online meeting will begin promptly at 12:00 p.m., PDT. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

2021 KLA PROXY STATEMENT

10. HOW DO I REGISTER TO PARTICIPATE IN THE ANNUAL MEETING?

If you are a registered stockholder, you do not need to register to attend and participate in the Annual Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to participate in the Annual Meeting virtually on the Internet. If you do not register in advance, you may still attend the meeting as a guest. Guests may not ask questions or vote at the Annual Meeting. To register to participate in the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) from your broker, bank or other nominee or reflecting your ownership of shares of the Company’s common stock (“Common Stock”) along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., EDT, on October 28, 2021.

You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to us at the following:

By email

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail

Computershare

KLA Corporation Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

11. WHO MAY VOTE AT THE ANNUAL MEETING?

You may vote at the Annual Meeting if our records showed that you owned shares of KLA Common Stock as of the close of business on the Record Date. At the close of business on the Record Date, we had a total of 151,992,701 shares of Common Stock issued and outstanding, which were held of record by approximately 387 stockholders. As of the Record Date, we had no shares of Preferred Stock outstanding. You are entitled to one vote for each share that you own.

The Annual Meeting will be held if a majority of the outstanding shares of Common Stock entitled to vote is represented at the Annual Meeting. If you have returned valid proxy instructions or attend the Annual Meeting virtually, your shares of Common Stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the Annual Meeting.

12. WHAT PROPOSALS ARE BEING VOTED ON AT THE ANNUAL MEETING?

In addition to such other business as may properly come before the Annual Meeting or any adjournment thereof, the following three proposals will be presented at the Annual Meeting:

+	Election of eleven candidates nominated by our Board to serve as directors for one-year terms;

+	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2022; and

+	Non-binding, advisory approval of our named executive officer compensation.

2021 KLA PROXY STATEMENT

QUESTIONS AND ANSWERS REGARDING PROXY SOLICITATION AND VOTING

13. HOW CAN I VOTE IF I OWN SHARES REGISTERED DIRECTLY IN MY NAME?

Most stockholders do not own shares registered directly in their name, but rather are “beneficial holders” of shares held in a stock brokerage account or by a bank or other nominee (that is, shares held “in street name”). Those stockholders should refer to Question 14 below for instructions regarding how to vote their shares.

If, however, your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the stockholder of record. You may vote in the following ways:

+	By Telephone: Votes may be cast by telephone until the end of the Annual Meeting. To vote by telephone, you will need the control number that appears on your notice of the availability of the proxy materials (whether you received that notice by mail or e-mail) or your proxy card;

+	By Internet: Votes may be cast through the Internet voting site until the end of the Annual Meeting. To vote through the Internet, please follow the instructions for Internet voting contained in your notice of the availability of the proxy materials (whether you received that notice by mail or e-mail) or your proxy card;

+	By Mail: Stockholders who have received a paper copy of a proxy card by mail may also vote by mail, as long as the proxy card is timely delivered. To vote by mail, you must complete, sign and date your proxy card and mail it in the accompanying pre-addressed envelope, and it must be delivered prior to 11:59 p.m., EDT, on November 2, 2021; or

+	At the Annual Meeting: Attend the Annual Meeting online and vote your shares virtually.

When proxies are properly dated, executed and returned (whether by telephone, Internet or returned proxy card), the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. However, if no specific instructions are given, the shares will be voted in accordance with the recommendations of our Board and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the Annual Meeting.

14. HOW MAY I VOTE IF MY SHARES ARE HELD IN A STOCK BROKERAGE ACCOUNT, OR BY A BANK OR OTHER NOMINEE?

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held “in street name,” and your broker, bank or other nominee is considered the stockholder of record with respect to those shares. Your broker, bank or other nominee should be forwarding these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote, and you are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares virtually at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee. If a broker, bank or other nominee holds your shares, you will receive instructions from them that you must follow to have your shares voted.

15. CAN I REVOKE OR CHANGE MY VOTE?

You may revoke or change your vote at any time prior to the vote at the Annual Meeting. To revoke or change your proxy instructions if you are a stockholder of record, you must:

+	Advise our Corporate Secretary in writing at our principal executive offices, before the proxy holders vote your shares, that you wish to revoke your proxy instructions; or

+	Deliver proxy instructions dated after your earlier proxy instructions, in any of the voting methods described in the response to Question 13 above.

If you are the beneficial owner of shares held in street name, you should contact the broker, bank or other nominee that holds your shares for instructions regarding how to revoke or change your vote.

2021 KLA PROXY STATEMENT

16. WHO WILL BEAR THE COST OF THIS PROXY SOLICITATION?

KLA is making this proxy solicitation, and we will pay the entire cost of this solicitation, including preparing, assembling, printing, mailing and distributing the notices and these proxy materials and soliciting votes. We have retained the services of D.F. King & Co., Inc. to aid in the solicitation of proxies from brokers, banks or other nominees and other institutional owners. We estimate that we will pay D.F. King fees of approximately $6,000 (plus reimbursement of out-of-pocket expenses) for this solicitation activity, forwarding solicitation material to beneficial and registered stockholders and processing the results. Certain of our directors, officers and regular employees, without additional compensation, may solicit proxies personally or by telephone.

17. CAN MY BROKER VOTE MY SHARES IF I DO NOT INSTRUCT HIM OR HER HOW I WOULD LIKE MY SHARES VOTED?

Yes, but only on limited types of proposals. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial” owner of shares held “in street name,” and these proxy materials are being forwarded to you by your broker, bank or other nominee (the “record holder”) along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and your record holder is required to vote your shares in accordance with your instructions.

Broker non-votes occur when shares held in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker, bank or other nominee (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker, bank or other nominee is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. However, record holders do not have discretion to vote your shares on Proposal One or Proposal Three, in each case in the absence of specific instructions from you (the beneficial owner). Therefore, if you do not give instructions to your record holder, the record holder will only be entitled to vote your shares in its discretion on Proposal Two.

18. ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

Shares that are voted “FOR,” “AGAINST,” or “ABSTAIN” are treated as being present for purposes of determining the presence of a quorum, and broker non-votes also count for purposes of determining whether a quorum is present.

Proposals One, Two and Three each require a majority of the votes cast to be approved.

For each proposal, you may vote your shares “FOR,” “AGAINST” or “ABSTAIN.” Shares that are voted without giving specific voting instructions will be voted as described in the answer to Question 13. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome of Proposals One, Two or Three.

Proposals Two and Three are non-binding advisory votes, for which our Board and its committees will give careful consideration to the voting results.

19. HOW DOES THE BOARD RECOMMEND THAT I VOTE?

The Board recommends that stockholders vote as follows:

+	“FOR” the election of the eleven candidates nominated by the Board to serve as directors: Edward Barnholt, Robert Calderoni, Jeneanne Hanley, Emiko Higashi, Kevin Kennedy, Gary Moore, Marie Myers, Kiran Patel, Victor Peng, Robert Rango and Richard Wallace;

+	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2022; and

+	“FOR” the approval of our named executive officer compensation.

2021 KLA PROXY STATEMENT

20. WILL ANY OTHER BUSINESS BE TRANSACTED AT THE ANNUAL MEETING?

We are not aware of any matters to be presented other than those described in this Proxy Statement. In the unlikely event that any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote.

21. WHAT HAPPENS IF THE ANNUAL MEETING IS ADJOURNED OR POSTPONED?

If the Annual Meeting is adjourned or postponed, the proxy holders can vote your shares on the new meeting date as well, unless you have properly revoked your proxy instructions.

22. WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

We intend to announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

QUESTIONS AND ANSWERS REGARDING STOCKHOLDER PROPOSALS, DIRECTOR NOMINATIONS BY STOCKHOLDERS AND RELATED BYLAW PROVISIONS

23. CAN I PRESENT OTHER BUSINESS TO BE TRANSACTED FROM THE FLOOR AT THE ANNUAL MEETING?

A stockholder may only present a matter from the floor of a meeting of stockholders for consideration at that meeting if certain procedures set forth in our bylaws are followed, including delivery of advance notice by such stockholder to us. We have not received any timely notice with respect to the Annual Meeting regarding the presentation by a stockholder of business from the floor of the meeting. Accordingly, we do not expect to acknowledge any business presented from the floor at the Annual Meeting.

24. WHAT IS THE DEADLINE TO PROPOSE ACTIONS FOR CONSIDERATION AT NEXT YEAR’S ANNUAL MEETING OF STOCKHOLDERS?

You may submit proposals for consideration at future stockholder meetings. For a stockholder proposal to be considered for inclusion in our proxy statement for next year’s annual meeting of stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices no later than May 27, 2022. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary

KLA Corporation

One Technology Drive

Milpitas, California 95035

Fax: (408) 875-4266

For a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8, the stockholder must provide the information required by our bylaws and give timely notice to our Corporate Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Corporate Secretary:

+	No earlier than the close of business on July 6, 2022, and

+	No later than the close of business on August 5, 2022.

If the date of the stockholders’ meeting is moved more than 30 days before or 60 days after November 3, 2022, then notice of a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8 must be received no earlier than the close of business 120 days prior to the meeting and no later than the close of business on the later of the following two dates:

+	90 days prior to the meeting; and

+	10 days after public announcement of the meeting date.

2021 KLA PROXY STATEMENT

25. HOW MAY I RECOMMEND OR NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS?

You may propose Director candidates for consideration by the Board’s Nominating and Governance Committee. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to our Corporate Secretary at the address of our principal executive offices set forth in Question 24 above.

In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must deliver the information required by our bylaws and a statement by the nominee acknowledging that he or she will owe a fiduciary obligation to KLA and its stockholders.

26. WHAT IS THE DEADLINE TO PROPOSE OR NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS?

A stockholder may send a proposed Director candidate’s name and information to the Board at any time. Generally, such proposed candidates are considered at the first or second Nominating and Governance Committee meeting prior to the annual meeting of stockholders.

To nominate an individual for election at an annual meeting of stockholders, the stockholder must give timely notice to our Corporate Secretary in accordance with our bylaws which, for next year’s annual meeting of stockholders, will generally require that the notice be received by our Corporate Secretary between the close of business on July 6, 2022, and the close of business on August 5, 2022, unless the annual meeting is moved by more than 30 days before or 60 days after November 3, 2022, in which case the deadline will be as described in the last paragraph of Question 24 above.

27. HOW MAY I OBTAIN A COPY OF KLA’S BYLAWS?

For a free copy of our bylaws, please contact our Investor Relations department at (408) 875-3000. A copy of our bylaws is also available free of charge on the Internet on our website at http://ir.KLA.com and on the SEC’s website at http://www.sec.gov.

2021 KLA PROXY STATEMENT

PROPOSAL ONE: ELECTION OF DIRECTORS

Nominees

Eleven incumbent Directors are nominated for election at the Annual Meeting. The Nominating and Governance Committee, consisting solely of independent Directors as determined under the rules of the NASDAQ Stock Market, recommended the nominees listed in this Proposal One. Based on that recommendation, the members of the Board resolved to nominate such individuals for election.

Information regarding the business experience, qualifications, attributes and skills of each nominee is provided below under the section entitled “Nominees for Election at the 2021 Annual Meeting.”

There are no family relationships among our executive officers and directors.

The eleven candidates nominated by the Board for election as Directors by the stockholders are:

✚	Edward Barnholt;	✚	Marie Myers;

✚	Robert Calderoni;	✚	Kiran Patel;

✚	Jeneanne Hanley;	✚	Victor Peng;

✚	Emiko Higashi;	✚	Robert Rango; and

✚	Kevin Kennedy;	✚	Richard Wallace.

✚	Gary Moore;

If elected, each nominee will serve as a Director for a one-year term expiring at our 2022 annual meeting of stockholders. Each Director will hold office until his or her successor is duly elected and qualified, or until his or her death, resignation or removal. If any nominee declines to serve or becomes unavailable for any reason, or a vacancy occurs before the election, the proxies may be voted for such substitute nominees as the Board may designate. As of the date of this Proxy Statement, the Board is not aware of any nominee who is unable or who will decline to serve as a Director.

Vote Required and Recommendation

Under our bylaws, in any uncontested election of Directors (an election in which the number of nominees does not exceed the number of Directors to be elected), any nominee who receives a greater number of votes cast “FOR” his or her election than votes cast “AGAINST” his or her election will be elected. In accordance with our bylaws, the Nominating and Governance Committee has established procedures under which any Director who is not elected shall offer to tender his or her resignation to the Board following certification of the stockholder vote. The Nominating and Governance Committee, composed entirely of independent Directors, will consider the offer of resignation and recommend to the Board the action to be taken. The Board will take action on the recommendation, and we will publicly disclose the Board’s decision and the rationale behind it, within 90 days following certification of the stockholder vote. In making their respective decisions, the Nominating and Governance Committee and Board will take into consideration all factors they deem relevant. The Director who tenders his or her resignation will not participate in the decisions of the Nominating and Governance Committee or the Board regarding his or her resignation.

The Board unanimously recommends a vote “FOR” each of the Director nominees, with the Directors who are nominees abstaining with respect to their own nomination.

2021 KLA PROXY STATEMENT

INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors

Our Board held a total of five meetings during the fiscal year ended June 30, 2021. All Directors other than Mr. Wallace are independent within the meaning of the NASDAQ Stock Market director independence standards.

The Board has three standing committees: the Audit Committee; the Compensation and Talent Committee; and the Nominating and Governance Committee. Each Committee is comprised entirely of independent directors, meets regularly and has a written charter approved by the Board, all of which are available on our website at http://ir.KLA.com, along with our Standards of Business Conduct, Corporate Governance Standards and other governance-related information. The Board and each Committee regularly review the Committee charters. In addition, at each quarterly Board meeting, a member of each Committee reports on any significant matters addressed by the Committee.

During the fiscal year ended June 30, 2021, each of the incumbent Directors attended at least 75% of the aggregate of the total number of meetings (a) of the Board held during the period for which such person served as a Director and (b) held by all Board committees on which such Director served (during the periods that such Director served).

Although we do not have a formal policy mandating attendance by members of the Board at our annual meetings of stockholders, we do have a formal policy encouraging their attendance at such meetings. All of the Directors serving on our Board at the time attended last year’s annual meeting of stockholders.

Board Leadership Structure

KLA currently separates the positions of Chief Executive Officer and Chairman of the Board. Since October 2006, Edward Barnholt, one of our independent Directors, has served as our Chairman of the Board. The responsibilities of the Chairman of the Board include: setting the agenda for each Board meeting, in consultation with the Chief Executive Officer; chairing the meetings of the Board; presiding at executive sessions; facilitating and conducting, with the Nominating and Governance Committee, the annual self-assessments by the Board and each standing Committee of the Board; and conducting, with the Compensation and Talent Committee, a formal evaluation of the Chief Executive Officer in the context of compensation reviews.

Separating the positions of Chief Executive Officer and Chairman of the Board allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management. The Board believes that having an independent Director serve as Chairman of the Board is the appropriate leadership structure for the Company at this time.

However, our Corporate Governance Standards permit the roles of the Chairman of the Board and the Chief Executive Officer to be filled by the same or different individuals. This provides the Board with flexibility to determine whether the two roles should be combined in the future based on our needs and the Board’s assessment of the Company’s leadership from time to time. Our Corporate Governance Standards provide that, in the event the Chairman of the Board is not an independent Director, the independent members of the Board will designate a “lead independent director.”

The Board’s Role in Oversight of Risk

Our Board, as a whole and through its Committees, has responsibility for the oversight of risk management. In its oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The involvement of the Board in working with management to establish our business strategy at least annually is a key part of its oversight of risk management, its assessment of management’s appetite for risk and its determination of what constitutes an appropriate level of risk for KLA. In addition, the Board periodically conducts a comprehensive review of the Company’s overall risk environment and its risk management efforts. The Board and its Committees also regularly receive updates from management (including representatives of our legal and internal audit teams) regarding certain risks that we face, including industry, business, macroeconomic, litigation, cybersecurity and other operating risks.

While our Board is ultimately responsible for risk oversight, our Board has delegated to the Audit Committee the primary responsibility for the active oversight of our enterprise risk management activities. Our Audit Committee is not

2021 KLA PROXY STATEMENT

only responsible for overseeing risk management of financial matters, the adequacy of our risk-related internal controls, financial reporting and internal investigations, and cybersecurity but its charter also provides that the Audit Committee will discuss at least annually KLA’s risk assessment, enterprise risk management processes and major financial exposures, as well as the steps our management has taken to monitor and control those exposures. Our Audit Committee reports its findings and activities to the Board at each quarterly Board meeting.

In addition, our other Board committees each oversee certain aspects of risk management. Our Compensation and Talent Committee oversees risks related to our compensation and human capital policies and practices, and our Nominating and Governance Committee oversees governance-related risks, such as Board independence, ESG and conflicts of interest, as well as management and director succession planning. The Committees report their findings and activities to the Board.

While the Board is responsible for risk oversight, management is responsible for risk management. KLA maintains an effective internal controls environment and has processes to identify and manage risk, including an executive risk council comprised of representatives from our legal, human resources, finance, global operations, internal audit, procurement, and risk and compliance teams. This council reports to our Chief Executive Officer and has oversight of the various risk assessment, monitoring and controls processes across the Company.

The eleven nominees currently serve on the Committees of the Board indicated in the following table:

Director	Audit	Compensation and	Nominating and
		Talent	Governance
Edward Barnholt		✓	Chair
Robert Calderoni	Chair		✓
Jeneanne Hanley		✓
Emiko Higashi		✓
Kevin Kennedy	✓		✓
Marie Myers	✓
Gary Moore		Chair
Kiran Patel	✓		✓
Victor Peng		✓
Robert Rango	✓
Richard Wallace

Audit Committee

Members During Fiscal Year 2021: Robert Calderoni (Chairman), Kevin Kennedy, Marie Myers, Kiran Patel, Robert Rango.

Meetings Held During Fiscal Year 2021: 8

Primary Responsibilities: The Audit Committee is responsible for appointing and overseeing the work of our independent registered public accounting firm, reviewing cybersecurity initiatives, approving the services performed by our independent registered public accounting firm, and reviewing and evaluating our accounting principles and system of internal accounting controls. In addition, the head of our Internal Audit function, who is supervised by our Chief Financial Officer, formally reports intoto the Audit Committee and provides updates at each quarterly meeting.

Independence: The Board has determined that each of the members of the Audit Committee meets the independence requirements (including the heightened requirements for Audit Committee members) of NASDAQ and under the rules and regulations of the SEC, and has no material relationship with KLA (including any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a Director) outside of their service on the Board and its Committees.

The Board has determined that each of Messrs. Calderoni, Kennedy and Patel and

2021 KLA PROXY STATEMENT

Ms. Myers is an “audit committee financial expert” within the meaning of the rules and regulations promulgated by the SEC.

Compensation and Talent Committee

Members During Fiscal Year 2021: Edward Barnholt, Jeneanne Hanley, Emiko Higashi, Gary Moore (Chairman) and Victor Peng.

Meetings Held During Fiscal Year 2021: 7

Primary Responsibilities: The Compensation and Talent Committee reviews and either approves or recommends to the full Board (depending upon the compensation plan and the executive involved) our executive compensation policy and administers our employee equity award plans. The Compensation and Talent Committee also reviews and, except with respect to our Chief Executive Officer and Chairman of the Board, has the authority to approve the cash and equity compensation for our executive officers and for members of the Board. The Compensation and Talent Committee also reviews our human capital initiatives. See “Compensation Discussion and Analysis — Compensation and Talent Committee Decision Making-Approval Procedures Overview and Market Data” for more information concerning the procedures and processes the Compensation and Talent Committee follows in setting such compensation and implementing the various cash and equity compensation programs in effect for such individuals, including the retention of an independent compensation consultant to provide relevant market data and advice.

Independence: The Board has determined that each of the members of the Compensation and Talent Committee meets the independence requirements (including the heightened requirements for Compensation and Talent Committee members) of NASDAQ and under the rules and regulations of the SEC, and has no material relationship with KLA (including any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a Director) outside of their service on the Board and its Committees.

Risk Considerations in Our Compensation Programs

Our management conducted an extensive review and analysis of the design and operation of KLA’s compensation practices, policies and programs for all employees, including our NEOs (as that term is defined on page 41 of this Proxy Statement), to assess the risks associated with those practices, policies and programs. Our Compensation and Talent Committee has reviewed the results of that analysis, including underlying plan data and a risk assessment of significant elements of our compensation program. Based on this review and assessment, we and our Compensation and Talent Committee do not believe our compensation program encourages excessive or inappropriate risk-taking for the following reasons:

+	Our use of different types of compensation provides a balance of short-term and long-term incentives with fixed and variable components;

+	Our equity awards (including performance-based restricted stock unit awards, to the extent earned) typically vest over a four-year period, encouraging participants to look to long-term appreciation in equity values;

+	The metrics used to determine the amount of a participant’s bonus under our incentive bonus plans and the number of shares earnable under performance share awards (“PRSUs”) focus on Company-wide measures such as Operating Margin Dollars and relative free cash flow margin, metrics that the Compensation and Talent Committee believes encourage the generation of profitable revenue and drive long-term stockholder value;

+	Our bonus plans impose caps on bonus awards to limit windfalls;

+	Our system of internal control over financial reporting, Standards of Business Conduct and whistleblower processes, among other things, are intended to reduce the likelihood of manipulation of our financial performance to enhance payments under our performance-based compensation plans; and

+	Our insider trading policy provides that our employees may not enter into hedging transactions involving our Common Stock, in an effort to prevent employees who receive equity awards from insulating themselves from the effects of changes in our stock price.

2021 KLA PROXY STATEMENT

Nominating and Governance Committee

Members During Fiscal Year 2021: Edward Barnholt (Chairman), Robert Calderoni, Kevin Kennedy and Kiran Patel.

Meetings Held During Fiscal Year 2021: 4

Primary Responsibilities: The Nominating and Governance Committee is primarily responsible for identifying and evaluating the qualifications of all candidates for election to the Board, as well as reviewing corporate governance policies and procedures and assessing stockholder proposals related to governance matters. The Nominating and Governance Committee assesses the appropriate size and composition of the Board, the effectiveness of its leadership structure, and whether any vacancies on the Board are expected, and monitors our ESG initiatives.

Independence: The Board has determined that each of the members of the Nominating and Governance Committee meets the independence requirements of NASDAQ, and has no material relationship with KLA (including any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a Director) outside of their service on the Board and its Committees.

Evaluation of Director Candidates

In the event that vacancies are anticipated, or otherwise arise, the Nominating and Governance Committee considers potential candidates that may come to its attention through current members of the Board, professional search firms, management, stockholders or other persons. In evaluating properly submitted stockholder recommendations, the Nominating and Governance Committee uses the evaluation standards discussed in further detail below and seeks to achieve a balance of knowledge, background, experience and capability on the Board.

It is the Nominating and Governance Committee’s policy to consider candidates for the Board recommended by, among other persons, stockholders who have owned at least one percent of our outstanding shares for at least one year and who state that they have an intent to continue as a substantial stockholder for the long term. Stockholders wishing to nominate candidates for the Board must notify our Corporate Secretary in writing of their intent to do so and provide us with certain information set forth in Article II, Section Eleven of our bylaws and all other information regarding nominees that is required to be provided pursuant to Regulation 14A of the Securities Exchange Act of 1934 (the “Exchange Act”), or as otherwise requested by the Nominating and Governance Committee.

Majority Vote Policy

We maintain a governance policy applicable to uncontested Director elections (elections in which the number of nominees does not exceed the number of Directors to be elected) requiring that Directors receive majority support in such elections. Under our bylaws, in any uncontested Director election, any nominee who receives a greater number of votes cast “FOR” his or her election than votes cast “AGAINST” his or her election will be elected. In accordance with our bylaws, the Nominating and Governance Committee has established procedures under which any Director who is not elected shall offer to tender his or her resignation to the Board following certification of the stockholder vote. The Nominating and Governance Committee, composed entirely of independent Directors, will consider the offer of resignation and recommend to the Board the action to be taken. The Board will take action on the recommendation, and we will publicly disclose the Board’s decision and the rationale behind it, within 90 days following certification of the stockholder vote. In making their respective decisions, the Nominating and Governance Committee and Board will take into consideration all factors they deem relevant. The Director who tenders his or her resignation will not participate in the decisions of the Nominating and Governance Committee or the Board regarding his or her resignation.

Director Qualifications and Diversity

The Board believes that the skill set, backgrounds and qualifications of our directors, considered as a group, should provide a significant composite mix of diversity in experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. In addition, the Board believes that there are certain attributes that every Director should possess, such as demonstrated business or academic achievements, the highest ethical standards and a strong sense of professionalism. Accordingly, the Board and the Nominating and Governance Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and KLA’s current and future needs.

2021 KLA PROXY STATEMENT

In considering candidates for director nomination, including evaluating any recommendations from stockholders as set forth above, the Nominating and Governance Committee considers candidates who have demonstrated executive experience or significant high-level experience in accounting, finance or a technical field or industry applicable to KLA. As set forth in our Corporate Governance Standards, the Nominating and Governance Committee takes into account all factors it considers appropriate when evaluating director candidates, which include strength of character, mature judgment, career specialization, and the extent to which the candidate would fill a present need on the Board. In addition, with every candidate search, the Board considers the value of diversity and inclusion, and actively seeks candidates who will enhance the diversity and inclusiveness of the Board. With respect to new Board members, it is the standard practice of the Nominating and Governance Committee to engage a third-party recruiting firm to identify a slate of individuals for consideration as Board candidates based on the above-mentioned criteria.

In addition, the Nominating and Governance Committee annually reviews with the Board the appropriate skills and characteristics required of Directors in the context of the current composition of the Board. In seeking a diversity of backgrounds, the Nominating and Governance Committee seeks a variety of occupational and personal backgrounds on the Board in order to obtain a range of viewpoints and perspectives. This annual assessment enables the Board to update the skills and experience it seeks in the Board as a whole, and in individual directors, as KLA’s needs evolve and change over time.

In evaluating director candidates, including incumbent directors for re-nomination to the Board, the Nominating and Governance Committee has considered all of the criteria described above. When assessing an incumbent director, the Nominating and Governance Committee also considers the director’s past performance on and contributions to the Board. Among other things, the Nominating and Governance Committee has determined that it is important to have individuals with the following skills and experiences on the Board:

+	Current or former executives who demonstrate strong leadership qualities and possess significant operating experience that together enable them to contribute practical business advice to the Board and management, strategies regarding change and risk management, and valuable insight into developing, implementing and assessing our operating plan and business strategy;

+	A deep understanding of the key issues relevant to technology companies, including specific knowledge regarding the semiconductor industry, which is vital in understanding and reviewing our business goals and challenges, as well as our product development and acquisition strategies;

+	Substantial international experience, which is particularly important given our global presence and the international nature of our customer base;

+	An understanding of finance and related reporting processes. In the case of members of our Audit Committee, we seek individuals with demonstrated financial expertise with which to evaluate our financial statements and capital structure;

+	Corporate governance experience obtained from service as Board members and/or executives for other publicly traded companies, which we believe results in a greater sense of accountability for management and the Board and enhanced protection of stockholder interests ; and

+	A diverse background and viewpoint, including diversity with respect to race, ethnicity, gender, thought and areas of expertise.

2021 KLA PROXY STATEMENT

The charts below depict the current gender and ethnic composition of our Board as of the date of this Proxy Statement:

Our Board and its Nominating and Governance Committee believe that all of the directors and nominees listed below are highly qualified and have the skills and experience required for service on our Board. Below is certain information with respect to our directors and nominees as of the date of this Proxy Statement, including, for each director and nominee, a biography and a summary of his or her significant experiences, qualifications and skills that are most pertinent to that individual’s service as a member of our Board.

Nominees for Election at the 2021 Annual Meeting

Edward Barnholt

Director since: 1995

Age: 78

Board Committees: Compensation and Talent, Nominating and Governance (Chair)

Other U.S. Public Company Boards: Adobe Inc. (2005 to 2019); eBay Inc. (2005 to 2018)

Mr. Barnholt has served as Chairman of the Board of KLA since October 2006. From March 1999 to March 2005, Mr. Barnholt was President and Chief Executive Officer of Agilent Technologies, Inc., and he was Chairman of the Board of Directors of Agilent from November 2002 to March 2005. In March 2005, Mr. Barnholt retired as the Chairman, President and Chief Executive Officer of Agilent. Before being named Agilent’s Chief Executive Officer, Mr. Barnholt served as Executive Vice President and General Manager of Hewlett-Packard Company’s Measurement Organization from 1998 to 1999. From 1990 to 1998, he served as General Manager of Hewlett-Packard’s Test and Measurement Organization. He was elected Senior Vice President of Hewlett-Packard in 1993 and Executive Vice President in 1996. Mr. Barnholt also currently serves on the Board of Trustees of the Packard Foundation.

As the former President, Chief Executive Officer and Chairman of Agilent, as well as a former senior executive with Hewlett-Packard, Mr. Barnholt possesses significant leadership experience, which includes matters particularly relevant to companies with complex technology and international issues. Mr. Barnholt’s experience as a Board member of KLA provides him with an extensive knowledge of our business and industry, which together with his prior service on several other public company boards, including Adobe and eBay, brings to the Board strong corporate governance expertise.

2021 KLA PROXY STATEMENT

Robert Calderoni

Director since: 2007

Age: 61

Board Committees: Audit (Chair), Nominating and Governance

Other U.S. Public Company Boards: Citrix Systems, Inc. (since 2015); Ansys, Inc. (since 2020); Juniper Networks, Inc. (2003 to 2019); Logmein, Inc. (2017 to 2020)

Mr. Calderoni has more than 30 years of executive experience in the technology industry. He currently serves as Chairman at Citrix Systems, Inc. Mr. Calderoni was the Executive Chairman at Citrix from July 2015 to December 2018. From October 2015 to January 2016, Mr. Calderoni served as the interim Chief Executive Officer and President of Citrix. Prior to that, he was President of SAP AG’s cloud business following SAP’s October 2012 acquisition of Ariba, Inc., a leading provider of cloud software solutions where he served as Chairman and Chief Executive Officer. Prior to the acquisition, Mr. Calderoni served as Chief Executive Officer and a member of the Board of Directors of Ariba from October 2001 until the company was acquired, and he also served as Ariba’s Chairman of the Board of Directors from July 2003 until the acquisition date. Before becoming Chief Executive Officer of Ariba, Mr. Calderoni served as Ariba’s Chief Financial Officer from January 2001 to October 2001. Prior to joining Ariba, Mr. Calderoni was Chief Financial Officer at Avery Dennison Corporation, a global manufacturing company. He also held numerous senior financial executive positions at major technology companies, including Senior Vice President Finance at Apple Inc., and Vice President Finance at IBM.

As a former senior executive officer of Citrix, SAP and Ariba, Mr. Calderoni provides our Board with extensive and relevant leadership and international operations experience in the technology industry. In addition, Mr. Calderoni is well-qualified to serve as a Board member and as the Chairman of our Audit Committee as a result of his over 20 years of experience as a finance executive, including his past service as the Chief Financial Officer of two publicly traded technology companies. As a Board member of two other public companies, Mr. Calderoni also has familiarity with a range of corporate governance issues.

Jeneanne Hanley

Director since: 2019

Age: 48

Board Committees: Compensation and Talent

Other U.S. Public Company Boards: None

Ms. Hanley has held various positions at Lear Corporation, a designer and manufacturer of automotive seating systems and electrical distribution systems and related components, from 1994 until January 2019, most recently serving as Senior Vice President and President of the E-Systems Division. Other positions at Lear Corporation she has held include Corporate Vice President, Global Surface Materials, Corporate Vice President, Americas Seating Business Unit and Vice President, Global Strategy and Business Development. Ms. Hanley earned her bachelor’s degree in mechanical engineering in 1994 and her master’s degree in business administration in 2000 from the University of Michigan.

Ms. Hanley possesses significant operating and leadership skills, including extensive experience in electrical distribution systems and electronic modules used in the automotive industry. As a result of her past service as an operational executive of significant business units and divisions serving the global automotive industry, we expect Ms. Hanley will continue to make significant contributions as a member of our Board.

2021 KLA PROXY STATEMENT

Emiko Higashi

Director since: 2010

Age: 62

Board Committees: Compensation and Talent

Other U.S. Public Company Boards: Takeda Pharmaceutical Company (since 2016); Rambus, Inc. (since 2017); One Equity Partners Open Water I Corp. (since 2020); InvenSense, Inc. (2014 to 2017)

Ms. Higashi is a founder of Tohmon Capital Partners, LLC (formerly Tomon Partners, LLC), a strategy and M&A advisory firm based in San Francisco and primarily serving companies in technology- and healthcare-related fields since 2003. Ms. Higashi serves on the boards of Takeda Pharmaceutical Company Ltd, Rambus, Inc., and Sanken Electric Co. Ltd. Ms. Higashi also serves as a senior advisor to several private consulting firms. Prior to Tohmon Partners, she was a co-founder and Chief Executive Officer of Gilo Ventures, a technology-focused venture capital firm, from 2000 to 2002. Before that, Ms. Higashi spent 15 years in investment banking. After beginning her investment banking career at Lehman Brothers from 1985 to 1988, Ms. Higashi was a founding member of Wasserstein Perella and the head of that firm’s technology M&A business from 1988 to 1994, and subsequently served as a managing director in charge of Merrill Lynch’s global technology M&A practice from 1994 until 2000. Prior to her investment banking career, Ms. Higashi spent two years as a consultant at McKinsey & Co. in Tokyo, Japan.

As a result of her extensive career in technology-focused investment banking and finance, Ms. Higashi brings to the Board significant strategic, business development, mergers and acquisitions and financial experience related to the business and financial issues facing large global technology corporations, a comprehensive understanding of international business matters, particularly in Asia, and knowledge of the semiconductor industry. In addition, as a founder and partner of several consulting firms and a founding member of an investment banking firm, Ms. Higashi also possesses significant leadership and entrepreneurial experience.

Kevin Kennedy

Director since: 2007

Age: 65

Board Committees: Audit; Nominating and Governance

Other U.S. Public Company Boards: Digital Realty Trust, Inc. (since 2013); Maxeon Solar Technologies, Ltd. (since 2020)

Mr. Kennedy has served as the Chief Executive Officer since March 2020 and member of the Board of Directors since April 2019 of Quanergy Systems, Inc., a leading provider of LiDAR sensors. From July 2018 through March 2020, Mr. Kennedy was a senior managing director at Blue Ridge Partners, a consulting firm that advises companies on accelerating profitable revenue growth. Prior to that, Mr. Kennedy most recently served as President, Chief Executive Officer and member of the Board of Directors of Avaya Inc., a leading global provider of business communications applications, systems and services, positions he held from January 2009 to October 2017. In January 2017, Avaya Inc. filed a Chapter 11 restructuring plan with the U.S. Bankruptcy Court for the Southern District of New York. Prior to joining Avaya, Mr. Kennedy was Chief Executive Officer of JDS Uniphase Corporation, a provider of optical products and test and measurement solutions for the communications industry, from September 2003 to December 2008, also serving as JDS Uniphase’s President from March 2004 to December 2008. From 2001 to 2003, he served as Chief Operating Officer of Openwave Systems, Inc., a provider of software solutions for the communication and media industries. Previously, Mr. Kennedy spent nearly eight years at Cisco Systems, Inc. and 17 years at Bell Laboratories. In 1987, Mr. Kennedy was a Congressional Fellow to the U.S. House of Representatives on Science, Space and Technology. In January 2011, Mr. Kennedy was appointed to the President’s National Security Telecommunications Advisory Committee by former President Barack Obama.

As the Chief Executive Officer of Quanergy Systems and a former senior executive at Avaya, JDS Uniphase and Openwave, Mr. Kennedy possesses a vast amount of leadership and operational experience with companies in high technology industries. Also as the holder of a Ph.D. degree in engineering from Rutgers University, a member of President Obama’s National Security Telecommunications Advisory Committee, a former Congressional Fellow to the U.S. House of Representatives Committee on Science, Space and Technology, and the author of more than 30 papers on computational methods, data networking and technology management, Mr. Kennedy offers relevant expertise in a broad range of technology matters. In addition, as a result of his experience on the Boards of Directors of several public companies, Mr. Kennedy offers our Board a deep understanding of corporate governance matters.

2021 KLA PROXY STATEMENT

Gary Moore

Director since: 2014

Age: 72

Board Committees: Compensation and Talent (Chair)

Other U.S. Public Company Boards: ServiceSource International, Inc. (since 2016); Finjan Holdings, Inc. (2015 to 2020)

Mr. Moore has served as the Chief Executive Officer of ServiceSource International, Inc., a global leader in outsourced, performance-based customer success and revenue growth solutions, since December 2018 and as its Executive Chairman since November 2018. Mr. Moore retired in July 2015 from his positions as President and Chief Operating Officer of Cisco Systems, Inc., a leading global provider of networking and other products and services related to the communications and information technology industry, positions he had held from October 2012 to July 2015. Mr. Moore first joined Cisco in October 2001 as Senior Vice President, Advanced Services, and, in August 2007, he also assumed responsibility as co-lead of Cisco Services. From May 2010 to February 2011, he served as Executive Vice President, Cisco Services, and he was Cisco’s Executive Vice President and Chief Operating Officer from February 2011 until October 2012. Immediately before joining Cisco, Mr. Moore served for approximately two years as Chief Executive Officer of Netigy Corporation, a network consulting company. Prior to that, he was employed for 26 years by Electronic Data Systems (“EDS”), where he held a number of senior executive positions, including as the President and Chief Executive Officer of joint venture Hitachi Data Systems from 1989 to 1992.

As the Executive Chairman and Chief Executive Officer of ServiceSource and a former senior executive with Cisco and other global companies (including roles as Cisco’s President and Chief Operating Officer, the head of Cisco Services, the creator and manager of EDS’s e-solutions global business unit and the President and Chief Executive Officer of the EDS joint venture Hitachi Data Systems), Mr. Moore brings to the Board extensive leadership experience, as well as expertise in matters relating to international operations in the technology industry. Mr. Moore’s experience managing large-scale operations and growing businesses enables him to provide the Board and the Company with valuable advice and guidance regarding operational and strategic issues faced by global technology companies.

Marie Myers

Director since: 2020

Age: 53

Board Committees: Audit

Other U.S. Public Company Boards: F5 Networks, Inc. (since 2019)

Since February 2021, Ms. Myers has served as the Chief Financial Officer at HP Inc. Prior to that, she served from June 2020 to February 2021 as its Chief Transformation Officer and from March 2020 to June 2020 as its Chief Digital Officer. Ms. Myers served as the Chief Financial Officer of UiPath Inc. from December 2018 to December 2019. Prior to UiPath, Ms. Myers held various positions at HP Inc. and the Hewlett-Packard Company from 2001 to 2018, most recently serving as Global Controller. Other positions at Hewlett-Packard included Senior Finance Executive; Vice President for Finance Strategy, Sales and hp.com, Printing and Personal Systems Division; Head of Audit; Chief Financial Officer, Personal Systems Group; Vice President and Americas Controller; and Vice President and Chief Audit Officer. Ms. Myers held finance, audit and business operations positions at Compaq from 1997 until its acquisition by the Hewlett-Packard Company in 2001.

Ms. Myers’ extensive experience as a finance executive for a multinational technology company and experience managing the Internal Audit and financial operations functions brings an important and valuable perspective to our Board of Directors. Her experiences also provide welcomed insight into challenges faced by a technology company with an international presence.

2021 KLA PROXY STATEMENT

Kiran Patel

Director since: 2008

Age: 73

Board Committees: Audit; Nominating and Governance

Other U.S. Public Company Boards: None

Mr. Patel retired in September 2013 from his position as Executive Vice President and General Manager, Small Business Group of Intuit Inc., a provider of personal finance and small business software, a position he had held since December 2008. Mr. Patel previously served as Intuit’s Senior Vice President and General Manager, Consumer Tax Group and as its Senior Vice President and Chief Financial Officer. Before joining Intuit in September 2005, he was Executive Vice President and Chief Financial Officer of Solectron Corporation from August 2001 to September 2005. He previously worked for Cummins Inc. for 27 years in a variety of finance and business positions, most recently as Chief Financial Officer and Executive Vice President. Mr. Patel currently serves as a Trustee of the Charles Schwab Funds.

As a former senior officer of Intuit, Solectron and Cummins, Mr. Patel possesses significant international operating and leadership skills, including extensive experience in global sourcing, sales and other business management aspects within manufacturing and technology industries, often involving living and managing businesses overseas. In addition, as a result of his past service as the Chief Financial Officer of several global organizations, Mr. Patel offers a vast understanding of critical finance matters, which enables him to make significant contributions as a member of our Board and its Audit Committee.

Victor Peng

Director since: 2019

Age: 61

Board Committees: Compensation and Talent

Other U.S. Public Company Boards: Xilinx, Inc. (since 2017)

Mr. Peng joined Xilinx, Inc., a developer of highly flexible and adaptive processing platforms that enable rapid innovation across a variety of technologies, in 2008 and currently serves as its President and Chief Executive Officer, a role that he has held since January 2018. He joined the Xilinx board in October 2017. From April 2017 to January 2018, Mr. Peng served as Xilinx’s Chief Operating Officer. From July 2014 to April 2017, he served as Executive Vice President and General Manager of Products. From May 2013 through July 2014, Mr. Peng served as Senior Vice President and General Manager of the Programmable Platforms Group. From May 2012 through April 2013, he served as Senior Vice President of the Programmable Platforms Group. From November 2008 through April 2012, he served as Senior Vice President of the Programmable Platforms Development Group. Prior to joining Xilinx, Mr. Peng served as Corporate Vice President, Graphics Products Group at Advanced Micro Devices (“AMD”), a provider of processing solutions, from November 2005 to April 2008. Prior to joining AMD, Mr. Peng served in a variety of executive engineering positions at companies in the semiconductor and processor industries.

As the President and Chief Executive Officer of Xilinx and a member of its board of directors, and with his over 30 years of experience in the semiconductor industry, Mr. Peng provides our Board with extensive and relevant leadership and international operations experience.

2021 KLA PROXY STATEMENT

Robert Rango

Director since: 2014

Age: 63

Board Committees: Audit

Other U.S. Public Company Boards: Integrated Device Technology, Inc. (2015 to 2019); Keysight Technologies, Inc. (since 2015)

Since May 2016 Mr. Rango has served as the President and Chief Executive Officer of Enevate Corporation, a company working on the development of next generation Lithium Ion (Li-ion) battery technology. Prior to that, Mr. Rango served for over 12 years, from March 2002 to July 2014, as an executive at Broadcom Corporation, a leading fabless semiconductor company. He most recently served as Executive Vice President and General Manager of Broadcom’s Mobile and Wireless Group, a role he had held since February 2011. During his tenure with Broadcom, Mr. Rango held a number of senior management positions in the company’s Network Infrastructure Business Unit, Mobile and Wireless Group and Wireless Connectivity Group, including as Senior Vice President and General Manager, Wireless Connectivity Group from January 2006 to February 2010 and as Executive Vice President and General Manager, Wireless Connectivity Group from February 2010 to February 2011. From 1995 to 2002, Mr. Rango held several Vice President and General Manager positions at Lucent Microelectronics, a networking communications company, and Agere Systems, a leader in semiconductors and software solutions for storage, mobility and networking markets, in its Optical Access, New Business Initiatives and Modem/Multimedia Divisions.

Mr. Rango possesses significant operating and leadership skills, including extensive experience in global semiconductor product marketing, development and sales. As a result of his past service as an operational executive and general manager of several large global organizations, Mr. Rango offers a vast understanding of mobile, wireless, semiconductor, optical, software and technology management, which enables him to make significant contributions as a member of our Board.

Richard Wallace

Director since: 2006

Age: 61

Board Committees: None

Other U.S. Public Company Boards: NetApp, Inc. (2011 to 2019); Proofpoint, Inc. (2017 to 2021)

Mr. Wallace currently serves as our President and Chief Executive Officer. He has been our Chief Executive Officer since January 2006 and has also served as our President since November 2008. He began at KLA Instruments in 1988 as an applications engineer and has held various general management positions throughout his 33 years with us, including positions as President and Chief Operating Officer from July 2005 to December 2005, Executive Vice President of the Customer Group from May 2004 to July 2005, and Executive Vice President of the Wafer Inspection Group from July 2000 to May 2004. Earlier in his career, he held positions with Ultratech Stepper and Cypress Semiconductor. Mr. Wallace previously served as a member of the Board of Directors of SEMI (Semiconductor Equipment and Materials International), a prominent industry association, including as SEMI’s Chairman of the Board. He earned his bachelor’s degree in electrical engineering from the University of Michigan and his master’s degree in engineering management from Santa Clara University, where he also taught strategic marketing and global competitiveness courses after his graduation.

As our President and Chief Executive Officer and a KLA employee for 33 years, Mr. Wallace brings to the Board extensive leadership and semiconductor industry experience, including a deep knowledge and understanding of our business, operations and employees, the opportunities and risks faced by KLA, and management’s strategy and plans for accomplishing our goals. In addition, Mr. Wallace’s current service as a member of the Boards of Directors of KLA and his prior service as a member of the Boards of Directors of NetApp and Proofpoint give him a strong understanding of his role as a Director and a broad perspective on key industry issues and corporate governance matters.

2021 KLA PROXY STATEMENT

Director Compensation

Our Fiscal Year 2021 Director Compensation Program

Non-employee members of the Board (“Outside Directors”) receive a combination of equity and cash compensation as approved by the Compensation and Talent Committee (or, in the case of the compensation of the Chairman of the Board, as recommended by the Compensation and Talent Committee and approved by the Board). Equity compensation to Outside Directors is provided under our 2004 Equity Plan, which has been approved by our stockholders. Retainers and committee fees are paid in quarterly installments. The following table presents the key features of our fiscal year 2021Outside Director compensation program:

COMPENSATION ELEMENT	FISCAL YEAR 2021 PROGRAM
Cash Compensation
Standard annual cash retainer	$90,000
Committee member additional annual cash retainers (including Committee Chair)	$15,000 for Audit Committee
$12,500 for Compensation and Talent Committee
$7,500 for Nominating and Governance Committee
Committee Chair additional annual cash retainers	$30,000 for Audit Committee
$20,000 for Compensation and Talent Committee
$10,000 for Nominating and Governance Committee
Annual cash retainer for non-executive Chairman	$130,000
(in lieu of standard retainer)
Reimbursement for reasonable meeting attendance	Included
expenses
Equity Compensation
Market value of standard RSU award granted at annual	$200,000 (to be granted at the Annual Meeting);
meeting	dividend equivalents payable upon vesting
Market value of non-executive Chairman RSU award	$270,000 (to be granted at the Annual Meeting);
granted at annual meeting in lieu of standard award	dividend equivalents payable upon vesting
Vesting period of Outside Director RSUs	Awards vest annually; shares imediately issued upon vesting

Members of the Board do not receive any additional compensation for their services as Directors. The Board will separately determine the compensation payable to Outside Directors for service on special purpose committees of the Board, if such committees are created.

If a new Outside Director joins the Board after the date of an annual meeting of stockholders, his or her first restricted stock unit (“RSU”) award will be granted at the time or promptly after he or she joins the Board and will be prorated to take into account the period of time from the last annual meeting of stockholders to the date the new Outside Director joined the Board.

Under the Outside Director compensation program, the RSU awards granted to our Outside Directors are issued with “dividend equivalent” rights pursuant to our 2004 Equity Plan. The plan administrator may issue dividend equivalent rights with respect to RSUs, performance-based restricted stock units, performance units and deferred stock units. These dividend equivalent rights entitle the recipient to receive credits, payable in cash or additional shares of our Common Stock, equal to the cash dividends that would have been received on the shares of our Common Stock had the shares been issued and outstanding on the dividend record date. The dividend equivalents would only be paid to the recipient upon vesting or settlement of the underlying award.

We have had in effect since 2008 a policy of providing prorated vesting acceleration of RSUs held by Outside Directors who are in good standing, whose service on the Board terminates before their RSUs are vested and who, at the time of termination, have served on the Board for six years.

In August 2021, the Board approved an increase to the market value of the standard RSU award granted to each Outside Director at the Annual Meeting by $20,000.

2021 KLA PROXY STATEMENT

Deferred Compensation

Each Outside Director is entitled to defer all or a portion of his or her cash retainer, pursuant to our Executive Deferred Savings Plan (“EDSP”), a nonqualified deferred compensation plan. Amounts credited to the EDSP may be allocated by the participant among a variety of investment funds. For further information regarding our EDSP, including the list of investment funds available under the EDSP during fiscal year 2021, please refer to the section of this Proxy Statement entitled “Nonqualified Deferred Compensation.” Of the current Outside Directors, only Ms. Myers and Messrs. Barnholt and Patel participated in the EDSP during fiscal year 2021, though only Ms. Myers made new contributions during the fiscal year.

Matching Program

Since August 2014, Outside Directors have been able to participate in a gift matching program, under which the KLA Foundation will generally match, dollar-for-dollar, gifts by Outside Directors to qualifying tax-exempt institutions up to $10,000 per calendar year.

Stock Ownership Guidelines

We have adopted a policy, pursuant to which each Outside Director is expected to own a specified minimum number of shares of our Common Stock. Under our current policy, each Outside Director, once he or she has served as an Outside Director for at least four years, is expected to own shares of our Common Stock with a market value of at least five (5) times the standard annual cash retainer paid to the Outside Directors. Shares of Common Stock underlying outstanding RSUs held by the Directors count toward this ownership requirement.

The table below sets forth as of June 30, 2021, the compliance with our stock ownership guidelines by the seven Outside Directors who have served for at least four years. Value is based on the closing price of our common stock on June 30, 2021 ($324.21). Ratio is equal to value divided by annual cash retainer.

Name	Total Shares(1)	Value ($)	Ratio
Edward Barnholt	41,286	13,385,334	103.0x
Robert Calderoni	12,475	4,044,691	44.9x
Emiko Higashi	12,920	4,188,793	46.5x
Kevin Kennedy	10,863	3,521,893	39.1x
Gary Moore	12,923	4,189,766	46.6x
Kiran Patel	11,894	3,856,154	42.8x
Robert Rango	12,857	4,168,368	46.3x

(1)	Consists of: (i) shares owned, including shares indirectly owned by the Outside Directors through living trusts; and (ii) RSUs.

2021 KLA PROXY STATEMENT

Director Compensation Table

The following table sets forth certain information regarding the compensation earned by or awarded to each Outside Director during fiscal year 2021 who served on our Board during the fiscal year 2021:

	Fees Earned		Change in Pension Value	All Other
	or Paid in	Stock	and Nonqualified Deferred	Compensation
Name	Cash ($)(1)	Awards ($)(2)	Compensation Earnings ($) (3)	($)	Total ($)
Edward Barnholt	160,000	269,929	-	5,413(4)	435,342
Robert Calderoni	142,500	199,800	-	4,009(4)	346,309
Jeneanne Hanley	102,500	199,800	-	4,009(4)	306,309
Emiko Higashi	102,500	199,800	-	4,009(4)	306,309
Kevin Kennedy	123,125	199,800	-	4,009(4)	326,934
Gary Moore	117,500	199,800	-	4,009(4)	321,309
Marie Myers	52,500	199,800	-	2,998(4)	255,298
Kiran Patel	112,500	199,800	-	4,009(4)	316,309
Victor Peng	102,500	199,800	-	4,009(4)	306,309
Robert Rango	107,500	199,800	-	4,009(4)	311,309

(1)	The amounts set forth in this column represent fees earned by each Outside Director during fiscal year 2021, regardless of whether the fees were actually paid during the fiscal year.

(2)	The amounts shown represent the aggregate grant date fair value of RSUs awarded to each Outside Director during fiscal year 2021, computed in accordance with the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718, referred to in this Proxy Statement as ASC 718 (except that the fair values set forth above have not been reduced by the Company’s estimated forfeiture rate). The ASC 718 grant date fair value of each RSU award was calculated based on the fair market value of our Common Stock on the award date. For further discussion regarding the assumptions used in calculating the grant date fair value for RSUs, please refer to Note 1 to the Company’s consolidated financial statements in Item 8 of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2021, filed with the SEC on August 6, 2021. On November 4, 2020, each Outside Director then in office was granted an RSU award for 906 shares of our Common Stock (other than Mr. Barnholt who, as Chairman of the Board, received an RSU award for 1,224 shares, as described above under the heading “Our Fiscal Year 2021 Director Compensation Program”). The following table shows, for each Outside Director, the aggregate number of unvested shares of our Common Stock underlying all outstanding RSUs held by that Outside Director then in office as of June 30, 2021:

Aggregate Number of Unvested Shares of Common Stock
Name	Underlying Director RSU Awards as of June 30, 2021 (#)
Edward Barnholt	1,224
Robert Calderoni	906
Jeneanne Hanley	906
Emiko Higashi	906
Kevin Kennedy	906
Gary Moore	906
Marie Myers	906
Kiran Patel	906
Victor Peng	906
Robert Rango	906

(3)	As noted above, of the current Outside Directors, only Ms. Myers and Messrs. Barnholt and Patel participated in our EDSP during fiscal year 2021. We have concluded that, because the EDSP earnings correspond to the actual market earnings on a select group of investment funds available under the EDSP, no portion of the Outside Directors’ earnings under the EDSP is “above market” or “preferential.” Accordingly, we do not report any portion of the Outside Directors’ earnings under the EDSP in the Director Compensation Table. The investment earnings (loss) under the EDSP during fiscal year 2021 for the Outside Directors who participated in the EDSP were as follows: (a) Ms. Myers: $26,840.31; (b) Mr. Barnholt: $866,961.05; and (c) Mr. Patel: $123,428.73.

(4)	Represents dividend equivalents paid upon the vesting of RSUs during fiscal year 2021.

2021 KLA PROXY STATEMENT

OUR CORPORATE GOVERNANCE PRACTICES

At KLA, we believe that strong and effective corporate governance procedures and practices are an extremely important part of our corporate culture. In that spirit, we have summarized several of our corporate governance practices below.

Adopting and Maintaining Governance Standards

The Board has adopted, and regularly reviews and updates as necessary, a set of Corporate Governance Standards to establish a framework within which it will conduct its business and to guide management in its running of the Company. The governance standards, portions of which are summarized below, can be found on our website at http://ir.KLA.com. We have posted information regarding our corporate governance procedures to help ensure the transparency of our practices.

Monitoring Board Effectiveness

It is important that our Board and its Committees are performing effectively and in the best interests of KLA and our stockholders. The Board is responsible for annually assessing its effectiveness and the effectiveness of each of its Committees in fulfilling their respective obligations, and each Committee is responsible for reviewing the Board’s assessment of that Committee’s effectiveness. In addition, our Nominating and Governance Committee is charged with overseeing an annual review of the Board and its membership. The standard practice of the Board is that Outside Directors will not stand for re-election after reaching the age 75, if it determines that doing so is in the best interest of the Company, and while Board members are elected for one-year terms, there is currently no limitation on the number of terms a Director may serve.

Conducting Formal Independent Director Sessions

At the conclusion of each regularly scheduled Board meeting, the independent Directors meet in executive session without KLA management or any non-independent Directors.

Hiring Outside Advisors

The Board and each of its Committees may retain outside advisors and consultants of their choosing at our expense, without management’s consent.

Avoiding Conflicts of Interest

We expect our directors, executive officers and employees to conduct themselves with the highest degree of integrity, ethics and honesty. Our credibility and reputation depend upon the good judgment, ethical standards and personal integrity of each director, executive officer and employee. In order to provide assurances internally and to our stockholders, we have implemented Standards of Business Conduct that provide clear conflict of interest guidelines to our employees, as well as an explanation of reporting and investigatory procedures.

Communications with the Board

Stockholders may communicate with the Board by writing to us at KLA Corporation, Attention: Investor Relations, One Technology Drive, Milpitas, California 95035.

Stockholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate.

2021 KLA PROXY STATEMENT

Standards of Business Conduct; Whistleblower Hotline and Website

The Board has adopted Standards of Business Conduct for all of our employees and Directors, including our principal executive and senior financial officers, and we have prepared and made available versions of our Standards of Business Conduct translated into Chinese (Simplified and Traditional), Dutch, French, German, Hebrew, Italian, Japanese and Korean in an effort to maximize the accessibility and understandability of these important guidelines to our employees. You can obtain a copy of our Standards of Business Conduct via our website at http://ir.KLA.com, or by making a written request to us at KLA Corporation, Attention: Investor Relations, One Technology Drive, Milpitas, California 95035. We will disclose any amendment to the Standards of Business Conduct, or waiver of a provision thereof, on our website at the same address.

In addition, we have established a hotline and website for use by employees, as well as third parties such as vendors and customers, to report actual or suspected wrongdoing and to answer questions about business conduct. The hotline and website are both operated by an independent third party, which provides tools to enable individuals to submit reports in a number of different languages and, where permitted by law, on an anonymous basis.

Ensuring Auditor Independence

We have taken a number of steps to ensure the continued independence of our outside auditors. Our independent registered public accounting firm reports directly to the Audit Committee, which also has the ability to pre-approve or reject any non-audit services proposed to be conducted by the firm.

Compensation and Talent Committee Interlocks and Insider Participation

The Compensation and Talent Committee currently consists of Messrs. Barnholt, Moore (Chair) and Peng and Mses. Hanley and Higashi. None of these individuals was an officer or employee of KLA at any time during fiscal year 2021 or at any other time. During fiscal year 2021, there was no instance in which an executive officer of KLA served as a member of the Board or compensation committee of any entity and an executive officer of that same entity served on our Board or Compensation and Talent Committee.

Stockholder Nominations to the Board

Please see “INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES — Nominating and Governance Committee.”

Majority Vote Policy

Please see “INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES — Nominating and Governance Committee — Majority Vote Policy.”

Stockholder Outreach

During the year, we engage with our stockholders to better understand their views on matters they consider important, which varies by stockholder, but usually includes topics such as: agenda items for the annual meeting of stockholders; Board composition; business performance and strategy; corporate governance; and environmental, social, and human capital management. We typically commence our outreach activities following the filing of our proxy statement. Stockholder outreach is led by our investor relations team, but often includes members of management, our legal and compliance team and occasionally one or more members of our Board. Stockholder concerns expressed in this outreach are summarized and communicated to the Board or one of its committees. Last year, during outreach sessions, certain stockholders generally expressed a desire to see more disclosure on our website regarding environmental, social and governance matters (“ESG”). In 2021, we published our first global impact report covering our ESG strategy and the foundation of that strategy.

2021 KLA PROXY STATEMENT

Corporate Social Responsibility and ESG

In 2020, we established a Corporate Social Responsibility Committee (“CSR Committee”) and an ESG Steering Committee. The CSR Committee is a working group composed of representatives from across KLA. The CSR Committee reports up to the ESG Steering Committee. The ESG Steering Committee is composed of global leaders from across our corporate groups. The ESG Steering Committee established, adapts, implements and executes our ESG strategy under the oversight of the executive team and the Board. Each member of the ESG Steering Committee disseminates information and delegates responsibility to the members of his or her team. The ESG Steering Committee articulated the following four pillars of our ESG strategy:

Advancing Innovation

We tackle our customers’ most complex problems through significant investment in research and development, collaborative teams and a passion for excellence.

Product innovation and sustainability:

As a market leader, KLA operates at the cutting edge of technology and invests heavily in research and development (“R&D”) to deliver for our customers. Our customers are constantly challenged to increase their production yield, reduce waste and meet their own profitability and sustainability goals. KLA solutions make this possible by allowing manufacturers to innovate and produce chips faster, more sustainably and at a lower cost.

Highlights:

+	In fiscal year 2021, our R&D spending was 13% of total revenue to R&D.

+	In August 2019, we became the first semiconductor equipment company to be accepted as an associate member of the Automotive Electronics Council. The council sets qualification standards for electronic components in the automotive industry. As a member, we work collaboratively with the automotive industry to develop zero defect strategies that improve automotive reliability.

Protecting intellectual property:

Protecting intellectual property is important, not only to promote our business objectives, but to protect our customers. The intellectual property we create and manage is a valuable asset within KLA. The information we protect is also what makes us indispensable to our customers—a core value we strive to uphold every day.

Highlights:

+	We aim to ensure that the technologies we use to secure our digital environment are up, operational and running more than 99% of the time in any calendar month.

+	We have developed need-to-know and data classification systems to help employees recognize and protect intellectual property. The need-to-know campaign aims to get employees to think more about how and with whom they share information, while the data classification system is a visual way to identify and protect information.

Protecting against cybersecurity threats:

2020 (and beyond) brought unique challenges that highlighted the importance of keeping our data safe. Around the globe, the switch to remote work and virtual schooling led to a huge influx of phishing emails, malware and ransomware at companies across every industry. At KLA, we responded aggressively to these challenges.

Highlights:

+	Our KLA Security Operations Center monitors our digital environment 24/7 to ensure data is protected.

+	We’ve introduced key technologies that give us more visibility holistically across our environment—significantly reducing the time needed to detect and contain incidents.

+	We have a culture of open reporting. We want people to feel like they can come to us, ask questions and report concerns.

2021 KLA PROXY STATEMENT

Advancing Stewardship

The scale and growth of the technology sector require a concerted effort to make the microprocessor manufacturing process more sustainable. That’s why we’re creating new products and services that look to help companies minimize waste, conserve natural resources and reduce their environmental footprint.

Climate and energy:

We’re gaining momentum as we work across our global sites to procure renewable energy to power our operations.

Highlights:

+	In 2020 our Wales site purchased approximately 97% of its electricity from carbon-free sources (wind, solar, hydro and thermal).

+	At our Milpitas, California headquarters, we have been purchasing 100% of our electricity from carbon-free sources since 2018—from a combination of renewable sources and hydropower.

+	In 2020, we completed construction of a new building in Milpitas that we designed using best-practice standards for healthy, highly efficient and cost-effective building design.

+	In 2019, KLA began construction of our second North American headquarters campus in Ann Arbor, Michigan. The sustainable design features of our new campus include underground parking to minimize the building footprint as well as a green roof, which will insulate the building, helping reduce energy demands.

Materials and waste:

In a global company, many small changes can make a big impact. Each of our locations has individual targets for reducing waste or diverting waste from landfill that, when added together, help us achieve our company-wide ambitions.

Highlights:

+	In our Wales site, we achieved 100% waste diversion.

+	In Milpitas, California we set a goal of 83% waste diversion, and in 2020, we exceeded our target with an 88% diversion rate.

+	We worked with our engineering group to create alternative packaging architectures for shipping spare parts safely around the world, which reduced our total packaging materials, specifically polyurethane, by 75%.

+	In the United States, we reused 57% of shipping crates in 2020.

Water management:

We operate in several regions where water is scarce, so we’re extremely conscious of our water footprint. We track our usage, strive to source more recycled water and less freshwater, and work to keep contaminants out of the storm drain and ground.

Highlights:

+	We use NEWater, which is highly treated, reclaimed wastewater, in Singapore for irrigation on our grounds as well as in our cooling towers— returning water to our watersheds.

+	In Milpitas, California, we use high-quality reclaimed water, which has been purified by the Santa Clara Valley Water District Silicon Valley Advanced Water Purification Center.

+	At our Orbotech site in Israel, we implemented multiple initiatives to reduce water consumption on campus, from installing low flow toilets to using AC condensation water for irrigation.

2021 KLA PROXY STATEMENT

Advancing Opportunity

We strive to help build a world where everyone can reach their full potential. That means keeping our employees healthy and happy, nurturing an ethical, inclusive and diverse culture, strengthening our communities and ensuring that we uphold human rights and safe working conditions across our supply chain.

Inclusion and diversity:

In 2020, we made an intentional decision to put inclusion first in how we frame “inclusion and diversity” to emphasize the importance of belonging as the foundation of attracting and retaining diverse talent. Inclusion puts the diversity of our employees into context.

Highlights:

+	We made inclusion and diversity a key element of the KLA Foundation, which supports traditionally underserved and marginalized communities. In support of the movement against racism in the summer of 2020, the Foundation demonstrated its commitment to social justice with the creation of the KLA Social Equity Fund and a $1 million contribution to combat racial inequity.

+	In 2020, we brought in a facilitator to lead a social justice discussion where we talked about unconscious bias and created an environment where underrepresented employees could share their experiences.

+	To strengthen our culture of inclusion, we are continuing to increase the number of employee resource groups (“ERGs”) at our sites. These are voluntary groups of employees who have a common interest in helping KLA achieve its inclusion and diversity goals.

+	Since opening our Ann Arbor campus in 2019, 50% of our employees in site leadership roles (director and above) are women and almost a third (29%) of our employees in Ann Arbor are women.

Health and safety:

Our employees are the lifeblood of our business. That’s why their health and safety are always our priority.

Highlights:

+	Our CEO provided emails and videos during the pandemic to update employees on a variety of matters, including on the steps KLA was taking to keep its employees safe.

+	All new hires are required to go through a health and safety training program. In addition, our service technicians are required to achieve and maintain level 3 safety training certification.

+	In 2020, we had a total recordable incident rate of 0.29 incidents for every 200,000 hours worked.

+	During the pandemic, we implemented mandatory face coverings, COVID-19 testing, proactive cleaning and sanitization, division of individuals and work shifts to prevent cross-contamination, installation of screens and protective infrastructures, and increased fresh air ventilation.

Community engagement:

The past two years have demonstrated that when we come together, we can do our part to help address complex social issues in meaningful ways—whether it’s staying safe during a global pandemic or working toward equity in opportunity for all.

Highlights:

+	In 2020, we provided $2 million in global COVID-19 relief funds through the KLA Foundation, focusing on the most vulnerable members of our communities.

+	As part of this commitment to racial equity, the KLA Foundation launched the Social Equity Fund in collaboration with the American Heart Association. This three-year, $1.5 million fund aims to address systemic issues facing communities of color in Silicon Valley and Metro Detroit, where our global headquarters and second North American headquarters are located.

2021 KLA PROXY STATEMENT

+	At the beginning of the pandemic, when hospitals were desperate to find critical medical supplies, we used our 3D printing lab to make face shields for medical workers. In addition, our procurement staff volunteered their time to help the Valley Medical Center source and purchase critical medical equipment—from N95 masks to isolation gowns to medical carts. In total, KLA contributed $500,000 to the effort.

Human and labor rights:

Our commitment to advancing opportunity extends to our supply chain. We seek out suppliers who share our strong values; treat their employees with dignity, respect and fairness; and meet the strict requirements in our Standards of Business Conduct to try to keep our supply chain free from any human trafficking and labor violations.

Highlights:

+	In 2020, we increased the number of diverse suppliers, such as women-owned and minority-owned suppliers, in our supply chain by 242%.

+	In 2020, we became a Corporate Member of the Western Regional Minority Supplier Development Council to further expand our awareness of business opportunities with certified minority business enterprises.

+	We contractually require our suppliers to adhere to our Supply Chain Human Rights Policy.

+	We achieved our goal to get 85% of our targeted suppliers to participate in the annual Responsible Business Alliance (“RBA”) Facility Supplier Assessment Questionnaire, which assesses the supplier’s compliance to the RBA Code of Conduct.

Advancing Leadership

Our solutions move industries forward, but our people make it happen. We empower today’s leaders—and tomorrow’s—by infusing our foundational values into everything we do.

Talent development:

We believe that helping employees do their best work goes beyond strengthening their skills. That’s why we take a holistic approach to talent development. From coaching and career courses to family care and bonding leave, we aim to have our talent programs cover all dimensions of an employee’s life. They’re designed to help employees bring their whole self to work and enjoy a fulfilling career.

Highlights:

+	KLA has been included in Training Magazine’s Top 10 Hall of Fame since 2008.

+	We support continued learning through tuition reimbursement and have worked with some of the leading universities to create systems engineering programs so we can further develop our talent. For example, we partnered with Stanford University, San José State University and the University of Michigan to develop and offer advanced, customized engineering programs for KLA employees.

+	In the second quarter of 2020, through our Corporate Learning Center and Learning and Knowledge Services, we taught four times as many students as the same quarter in the previous year. Reaching more students provides a richer mix of attendees who can benefit from different experiences and backgrounds.

+	Through our Urbanek Education Fund, we award higher education funding to children of KLA employees. As of 2020, the Urbanek Education Fund has helped more than 350 students with $5.2 million in education grants.

2021 KLA PROXY STATEMENT

Business ethics and compliance:

Working ethically and complying with our legal obligations are central to the way we conduct business. At KLA, we continuously strive to create and maintain an ethical and legally compliant culture where everyone is aligned around our value systems, policies and procedures. That means regularly assessing our risk and adjusting our approach as needed.

Highlights:

+	In 2019, KLA hired our first full-time chief compliance officer who has continued to build our dedicated ethics and compliance team.

+	We value feedback from our employees on our ethics and compliance efforts, and, in 2020, we partnered with Ethisphere to deliver a global Ethical Culture Assessment to discover how employees view our program and where we can improve.

+	Our Values in Action program is an innovative standards of business conduct training program that incorporates internal and external instructors, interactive exercises, discussions and polling questions and involves about 10 hours of in-depth training. Values in Action covers 10 subject areas such as the importance of speaking up, anti-bribery and corruption, trade compliance, privacy, and inclusion and diversity. The new program launched in 2021 to more than 1,100 senior managers and will be rolled out to the broader employee base in our next phase.

Corporate governance:

A strong approach to corporate governance provides KLA with the foundation for sustainable growth. We are committed to having appropriate rules, practices and processes in place to run our business responsibly and in compliance with applicable regulations, standards and mandates.

Highlights:

+	The Board approved changes to the Compensation and Talent Committee charter to include oversight of human capital, incorporating inclusion and diversity, and the Audit Committee now reviews cybersecurity initiatives quarterly.

+	The Board approved changes to the Nominating and Governance Committee charter to include monitoring our ESG initiatives.

2021 KLA PROXY STATEMENT

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2022

Audit Committee Recommendation

The Audit Committee has the sole authority to retain or dismiss our independent auditors. The Audit Committee has appointed PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending June 30, 2022. Before making its determination, the Audit Committee carefully considered that firm’s qualifications as independent auditors.

The Board, following the Audit Committee’s determination, unanimously recommends that the stockholders vote for ratification of such appointment.

Although ratification by stockholders is not required by law, the Board has determined that it is desirable to request approval of this appointment by the stockholders. If the stockholders do not ratify the appointment of Pricewaterhouse-Coopers LLP, the Audit Committee may reconsider such appointment.

Attendance at the Annual Meeting

A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

Fees

The aggregate fees billed by PricewaterhouseCoopers LLP, KLA’s independent registered public accounting firm, in fiscal years 2021 and 2020 were as follows:

Services Rendered/Fees	2021 ($)	2020 ($)
Audit Fees (1)	5,260,369	5,915,043
Audit-Related Fees (2)	24,194	14,000
Total Audit and Audit-Related Fees	5,284,563	5,929,043
Tax Compliance	1,511,896	1,504,171
Tax Planning and Consulting	247,751	1,493,904
Total Tax Fees (3)	1,759,647	2,988,075
All Other Fees (4)	900	16,300

(1)	Represents professional services rendered for the audits of annual financial statements set forth in our Annual Reports on Form 10-K for fiscal years 2021 and 2020, the review of quarterly financial statements included in our Quarterly Reports on Form 10-Q filed during fiscal years 2021 and 2020, and fees for services related to statutory and regulatory filings or engagements, and audit services pertaining to bond offerings. Fiscal year 2021 also includes fees for the adoption of new credit losses guidance and audits of new systems/processes. Fiscal year 2020 also includes audit services pertaining to bond offerings.

(2)	Represents audits of employee benefit plans and audits of government-sponsored research and development program grant spending.

(3)	Represents tax services for U.S. and foreign tax compliance, planning and consulting.

(4)	Represents license fees related to accounting research software and, in fiscal year 2020, subscription for access to information related to international tax regulations.

2021 KLA PROXY STATEMENT

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy regarding non-audit services provided by PricewaterhouseCoopers LLP. First, the policy ensures the independence of our auditors by expressly naming all services that the auditors may not perform and reinforcing the principle of independence regardless of the type of service. Second, certain non-audit services, such as tax-related services and acquisition advisory services, are permitted but limited in proportion to the audit fees paid. Third, the Audit Committee pre-approves non-audit services not specifically permitted under this policy (or subsequently approves such services in circumstances where a subsequent approval is necessary and permissible), and the Audit Committee reviews the annual plan and any subsequent engagements. All non-audit fees were approved by the Audit Committee pursuant to its pre-approval policies and procedures.

On a quarterly basis, management provides written updates to the Audit Committee with regard to audit and non-audit services, the amount of audit and non-audit service fees incurred to date, and the estimated cost to complete such services.

Independence Assessment by Audit Committee

Our Audit Committee considered and determined that the provision of the services provided by Pricewaterhouse-Coopers LLP as set forth herein is compatible with maintaining PricewaterhouseCoopers LLP’s independence and approved all non-audit related fees and services.

Vote Required and Recommendation

If a quorum is present and voting, the affirmative vote of the majority of votes cast is needed to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending June 30, 2022.

The Board unanimously recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2022.

2021 KLA PROXY STATEMENT

PROPOSAL THREE: APPROVAL OF OUR NAMED EXECUTIVE OFFICER COMPENSATION

Background

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables KLA’s stockholders to vote to approve, on a non-binding advisory basis, the compensation of our NEOs (as that term is defined on page 41 of this Proxy Statement) as disclosed in the “Compensation Discussion and Analysis” section, the Summary Compensation Table and the other related tables and disclosures in this Proxy Statement. This vote is required pursuant to Section 14A of the Exchange Act. The Board has determined, consistent with the feedback from our stockholders, that we will hold this vote every year.

As described in greater detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our NEOs with the interests of our stockholders by focusing on a philosophy of “pay-for-performance.” Our compensation programs are designed to support our business goals and to promote both short-term and long-term financial and strategic achievement.

We urge stockholders to read the “Compensation Discussion and Analysis” section of this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, and the Summary Compensation Table and other related compensation tables and disclosure in this Proxy Statement, which provide detailed information on the compensation of our NEOs. The Compensation and Talent Committee and the Board believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our NEOs as reported in this Proxy Statement has supported and contributed to our recent and long-term success.

Nature of Vote; Recommendation

This vote is advisory and therefore not binding on KLA, our Board or the Compensation and Talent Committee. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our NEOs, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

Accordingly, we ask our stockholders to approve the following resolution at the Annual Meeting:

“RESOLVED, that KLA Corporation’s stockholders approve, on an advisory basis, the compensation of the NEOs, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s Proxy Statement for the 2021 annual meeting of stockholders, pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

While this advisory vote on executive compensation is non-binding, the Board and the Compensation and Talent Committee value the opinion of KLA’s stockholders and will carefully assess the voting results and consider the impact of such voting results on our compensation policies and decisions, as described in greater detail in the “Compensation Discussion and Analysis” section of this Proxy Statement.

Vote Required

If a quorum is present and voting, the affirmative vote of the majority of votes cast is required for advisory approval of this proposal.

The Board unanimously recommends a vote “FOR” the approval of the compensation of our NEOs, as disclosed in this Proxy Statement.

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INFORMATION ABOUT EXECUTIVE OFFICERS

Set forth below are the names, ages and positions of the executive officers of KLA as of the Record Date.

Name	Position	Age
Richard Wallace	President and Chief Executive Officer	61

Please see “INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES — Nominees for Election at the 2021 Annual Meeting.”

Name	Position	Age
Bren Higgins	Executive Vice President and Chief Financial Officer	51

Bren Higgins has served as KLA’s Executive Vice President and Chief Financial Officer since August 2013. In this role, Mr. Higgins oversees and manages the Company’s finance operations and control processes, global manufacturing operations, and investor relations functions. Prior to his promotion to Chief Financial Officer, Mr. Higgins oversaw the Company’s treasury and investor relations functions and supported its business development efforts in his role as Vice President of Corporate Finance from January 2012 to August 2013, and as Senior Director of Corporate Finance from August 2011 to January 2012. Before that, he served as the Company’s Senior Director of Financial Planning and Analysis from August 2008 to August 2011. Mr. Higgins has also held various financial and investor relations positions since he began his tenure at the Company in 1999, including multiple product division controller assignments and serving as Group Controller of the Company’s Wafer Inspection Group from 2006 to 2008. Mr. Higgins received his bachelor’s degree from the University of California at Santa Barbara and his master’s degree in business administration with a concentration in finance from the University of California at Davis.

Name	Position	Age
Ahmad Khan	President, Semiconductor Process Control	47

Ahmad Khan has served as KLA’s President, Semiconductor Process Control since August 2019 where he is responsible for overseeing and managing our Semiconductor Process Control segment, and was Executive Vice President, Global Products Group from December 2016 to August 2019, where he was responsible for the Company’s wafer inspection and patterning divisions. From August 2015 to December 2016, he served as Executive Vice President, Patterning Division. In this role he was responsible for the development and execution of technology roadmaps and customer collaboration strategies for all of KLA’s patterning products. Mr. Khan joined KLA’s Films & Surface Technology Division in 2003 as Senior Director of Business Development, and has since held numerous strategic management positions throughout his 17-year tenure with the Company. In 2007, Mr. Khan served as Vice President and General Manager of KLA’s Optical Films Metrology Division. From 2008 to his current position, his executive management responsibilities expanded to include the Resistivity, Optical CD, Implant, Thermawave, Overlay, and SensArray Divisions, all ultimately comprising KLA’s Metrology Division. Prior to joining KLA, Mr. Khan spent nine years at Applied Materials, holding various product engineering, support, operations, and senior management positions. Mr. Khan earned his bachelor’s degree in electronics engineering technology from DeVry University.

Name	Position	Age
Brian Lorig	Executive Vice President, Global Support and Services	47

Brian Lorig has served as Executive Vice President, since August 2019, and Senior Vice President and general manager of the Company’s Global Support and Services organization since March 2016. The Global Support and Services organization includes the Company’s services group, which enables customers in all business sectors to maintain high performance and productivity of their purchased products through a flexible portfolio of services. Global Support and Services also includes KT Pro Systems, which offers certified fully refurbished and tested systems, as well as remanufactured legacy systems, and KT Pro Enhancements, which include enhancements and upgrades for previous-generation KLA tools. Mr. Lorig joined the Company in 1998 and has held a number of leadership positions in Manufacturing Operations and Service, including vice president of U.S. Manufacturing and Operations Group from January 2013 through February 2014, and vice president of Global Support and Services Field Operations

2021 KLA PROXY STATEMENT

from February 2014 through March 2016. Mr. Lorig earned his bachelor of science in supply chain management from Arizona State University and his MBA from Santa Clara University.

Name	Position	Age
Oreste Donzella	Executive Vice President, Electronics, Packaging and Components	55

Oreste Donzella has held various positions with KLA since he joined us in 1999. He currently serves as the Company’s Executive Vice President of Electronics, Packaging and Components since March 2020, in which role he is responsible for running our specialty semiconductors, advanced packaging, printed circuit board and flat panel display businesses. Prior to his current role, Mr. Donzella served as our Executive Vice President and Chief Marketing Officer from September 2016 to February 2020 and had responsibilities for market analytics, external communication, and company-wide collaborations with the broader electronics industry. From July 2015 to July 2018, he was also responsible for the customer engagement organization at KLA, leading the world-wide field application engineering teams. In his long tenure at KLA, Mr. Donzella also served as general manager of the macro wafer inspection and the unpatterned wafer inspection divisions from August 2007 to June 2015 and held various leadership management positions in product marketing and application engineering across the company prior to that. Mr. Donzella brings more than 27 years of experience in the semiconductor industry. Prior to joining KLA, he spent more than 6 years at Texas Instruments and Micron Technology, holding engineering and management positions in the process integration and yield enhancement departments. Mr. Donzella currently serves on the SEMI North America Advisory Board. Mr. Donzella earned his master’s degree in electrical engineering from the University La Sapienza in Rome, Italy.

Name	Position	Age
Virendra Kirloskar	Senior Vice President and Chief Accounting Officer	57

Virendra Kirloskar has served as the Company’s Senior Vice President and Chief Accounting Officer since March 2008. Mr. Kirloskar rejoined the Company as Vice President and Corporate Controller in May 2003 and served in that role until March 2008, other than the period from August 2006 to August 2007, during which time he held management responsibilities within KLA India. Prior to that, from June 2002 to April 2003, Mr. Kirloskar served as Corporate Controller of Atmel Corporation, a designer and manufacturer of semiconductor integrated circuits. Mr. Kirloskar also held various finance positions within KLA from 1993 to 1999. Mr. Kirloskar received his bachelor’s degree in commerce from the University of Pune, India and his master’s degree in business administration from the University of Massachusetts Amherst.

Name	Position	Age
Mary Beth Wilkinson	Executive Vice President, Chief Legal Officer and Corporate Secretary	49

Mary Beth Wilkinson has served as the Company’s Executive Vice President, Chief Legal Officer and Corporate Secretary since September 2020. Ms. Wilkinson has more than two decades of legal experience including extensive executive and operating experience in industrials and manufacturing. Before joining KLA, she served as senior vice president, general counsel and corporate secretary of O-I Glass Inc. and as a partner at Hogan Lovells, an international law firm. Ms. Wilkinson was named to Women Inc.’s 2019 Top Corporate Counsel list. Ms. Wilkinson earned her bachelors’ degree from Saint Mary’s College, Notre Dame, Indiana, with a double major in economics and English writing. She holds a Juris Doctor degree from Northwestern University Pritzker School of Law and is a graduate of Stanford University’s Executive Program.

2021 KLA PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

As of September 13, 2021, based solely on our review of filings made with the SEC, we are aware of the following entities being beneficial owners of more than 5% of our Common Stock:

Name and Address	Number of Shares	Percent of Shares
	Beneficially Owned	Beneficially Owned(1)
The Vanguard Group, Inc.(2)	18,726,154	12.3
100 Vanguard Boulevard
Malvern, PA 19355
BlackRock, Inc.(3)	12,120,400	8.0
40 East 52nd Street
New York, NY 10022
PRIMECAP Management Company(4)	9,364,319	6.2
117 E. Colorado Blvd., 11th Floor
Pasadena, CA 91105
Capital International Investors(5)	8,922,502	5.9
333 S. Hope Street
Los Angeles, CA 90071

(1)	Based on 151,992,701 outstanding shares of our Common Stock as of September 13, 2021.

(2)	All information regarding The Vanguard Group (“Vanguard”) is based solely on information disclosed in an Amendment to Schedule 13G filed by Vanguard with the SEC on February 10, 2021. According to the Schedule 13G/A filing, of the 18,726,154 shares of our Common Stock reported as beneficially owned by Vanguard as of December 31, 2020, Vanguard had shared voting power with respect to 268,422 shares, had sole dispositive power with respect to 18,034,639 shares, and had shared dispositive power with respect to 691,515 shares.

(3)	All information regarding BlackRock, Inc. (“BlackRock”) is based solely on information disclosed in an Amendment to Schedule 13G filed by BlackRock with the SEC on January 29, 2021. According to the Schedule 13G/A filing, of the 12,120,400 shares of our Common Stock reported as beneficially owned by BlackRock as of December 31, 2020, BlackRock had sole voting power with respect to 10,866,095 shares and had sole dispositive power with respect to all 12,120,400 shares.

(4)	All information regarding PRIMECAP Management Company (“PRIMECAP”) is based solely on information disclosed in an Amendment to Schedule 13G filed by PRIMECAP with the SEC on February 12, 2021. According to the Schedule 13G/A filing, of the 9,364,319 shares of our Common Stock reported as beneficially owned by PRIMECAP as of December 31, 2020, PRIMECAP had sole voting power with respect to 9,189,769 shares and had sole dispositive power with respect to all 9,364,319 shares.

(5)	All information regarding Capital International Investors (“Capital”) is based solely on information disclosed in Schedule 13G filed by Capital on February 16, 2021. According to the Schedule 13G filing, of the 8,922,502 shares of our Common Stock reported as beneficially owned by Capital as of December 31, 2020, Capital had sole voting power with respect to 8,919,855 shares and had sole dispositive power with respect to all 8,922,502 shares.

2021 KLA PROXY STATEMENT

Directors, Nominees and Management

The following table sets forth the beneficial ownership of our Common Stock as of September 13, 2021, by all current Directors, each of the NEOs (as defined on page 41 of this Proxy Statement) set forth in the Summary Compensation Table, and all current Directors and executive officers as a group. Unless otherwise indicated, the address of each person is c/o KLA Corporation, One Technology Drive, Milpitas, California 95035. Except for shares held in brokerage accounts which may, from time to time, together with other securities held in those accounts, serve as collateral for margin loans made from those accounts, none of the shares reported as beneficially owned are currently pledged as security for any outstanding loan or indebtedness. Shares that, as of September 13, 2021, have not yet been issued under outstanding RSUs due to applicable performance or service-vesting requirements that have not yet been satisfied are not included in the table below:

Name	Number of Shares	Percent of Shares
	Beneficially Owned	Beneficially Owned(1)
Richard Wallace(2)	65,376	*
Edward Barnholt(3)	41,286	*
Robert Calderoni(4)	12,475	*
Jeneanne Hanley(5)	2,792	*
Emiko Higashi(5)	12,920	*
Kevin Kennedy(6)	5,727	*
Gary Moore(5)	12,923	*
Marie Myers(5)	1,775	*
Kiran Patel(7)	11,894	*
Victor Peng(5)	3,507	*
Robert Rango(5)	12,857	*
Bren Higgins	6,827	*
Ahmad Khan(8)	2,812	*
Brian Lorig	2,399	*
Mary Beth Wilkinson(9)	5,522	*
All current Directors and executive officers as a group (17 persons)(10)	208,917	*

*	Less than 1%.

(1)	Based on 151,992,701 outstanding shares of our Common Stock as of September 13, 2021. In addition, shares of our Common Stock subject to RSUs that will vest and become deliverable within 60 days after September 13, 2021, are deemed to be outstanding for the purpose of computing the percentage ownership of the applicable person or entity in this table, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or entity.

(2)	Includes 9,182 outstanding shares of our Common Stock that are held by the Wallace Living Trust u/a/d dated 3/27/01, as amended, of which Mr. Wallace is a trustee and beneficiary.

(3)	Includes (a) 1,224 shares subject to RSUs that will vest and become deliverable within 60 days after September 13, 2021, and (b) 28,281 outstanding shares of our Common Stock that are held by The Barnholt Family Trust dated January 8, 1987, of which Mr. Barnholt is a trustee and beneficiary.

(4)	Includes (a) 906 shares subject to RSUs that will vest and become deliverable within 60 days after September 13, 2021, and (b) 11,569 outstanding shares of our Common Stock that are held by The 2019 Calderoni Family Trust.

(5)	Includes 906 shares subject to RSUs that will vest and become deliverable within 60 days after September 13, 2021.

2021 KLA PROXY STATEMENT

(6)	Includes (a) 906 shares subject to RSUs that will vest and become deliverable within 60 days after September 13, 2021, and (b) 4,821 outstanding shares of our Common Stock that are held by the Kennedy Family Trust U/A/D 11/19/98, of which Mr. Kennedy is a trustee and beneficiary.

(7)	Includes (a) 906 shares subject to RSUs that will vest and become deliverable within 60 days after September 13, 2021, and (b) 7,754 outstanding shares of our Common Stock that are held by The Kiran Patel Trust dated August 28, 2018, of which Mr. Patel is a trustee and beneficiary.

(8)	Includes 1,757 shares subject to RSUs that will vest and become deliverable within 60 days after September 13, 2021.

(9)	Includes 5,522 shares subject to RSUs that will vest and become deliverable within 60 days after September 13, 2021.

(10)	Includes 9,378 shares subject to RSUs held by Outside Directors and 8,450 shares subject to RSUs held by executive officers that will vest and become deliverable within 60 days after September 13, 2021, together with the other shares set forth in footnotes (2) through (9).

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers, Board members, and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC, and such persons are also required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us, we believe that during fiscal year 2021 all of our executive officers, Board members and greater than ten percent stockholders complied with all applicable Section 16(a) filing requirements.

2021 KLA PROXY STATEMENT

EXECUTIVE COMPENSATION AND OTHER MATTERS

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Compensation Discussion and Analysis section discusses the compensation policies and programs for our “Named Executive Officers”, as determined under the rules of the SEC, for fiscal year 2021.

The objective of our executive compensation program is to attract, retain and motivate experienced and talented executives who can help KLA to achieve its business objectives designed to maximize stockholder value. We believe that a significant portion of the compensation paid to executive officers should be closely aligned with our performance on both a short-term and long-term basis.

We delivered strong growth and profitability in fiscal year 2021, while adapting to the changing work environment driven by the COVID-19 pandemic. Through it all, we remained focused on meeting customer demand and delivering strong returns to stockholders in a dynamic and fast-paced market environment. The semiconductor industry is demonstrating rapid growth, leading to record levels of investment in wafer fabrication equipment (“WFE”) to support innovation in leading-edge semiconductor device technologies, and capacity expansion. As the market leader in Process Control, we benefitted from these strong secular industry growth drivers and delivering record results.

Revenue grew 19.2% to $6.9 billion in fiscal 2021, marking the sixth consecutive year of growth. GAAP diluted net income per share attributable to KLA grew 73.6% in fiscal year 2021 to $13.37 per share, setting a new record for KLA. Delivering on our commitment to provide healthy capital returns to stockholders, we returned $1.5 billion to our stockholders in fiscal year 2021, including $559 million in quarterly dividends and total stock repurchases of $939 million.

Fiscal Year 2021 Highlights

KLA delivered strong performance in fiscal year 2021 including double-digit total revenue and service revenue growth. Below are some of the highlights for fiscal year 2021 and the percentage change from fiscal year 2020.

				Cash, cash
	Net income	Diluted EPS	Net cash provided	equivalents	Dividends
Total	attributable	attributable	by operating	and marketable	and stock	Service
revenues	to KLA	to KLA	activities	securities	repurchases	revenues
(Dollars in thousands, except per share data)
$6,918,734	$2,078,292	$13.37	$2,185,026	$2,494,522	$1,497,960	$1,678,418
Change from Fiscal Year 2020
19.2%	70.8%	73.6%	22.8%	30.0%	10.8%	13.6%

Multi-Year Growth

We have experienced tremendous growth over the last five years, with total revenues increasing 132% to $6.9 billion in fiscal year 2021 from $3.0 billion in fiscal year 2016 and net income attributable to KLA increasing 195% to $2.1 billion in fiscal year 2021 from $700 million in fiscal year 2016, and we intend to continue to deliver profitable growth in the future as we execute against our strategic objectives.

The charts below show total stockholder return (stock price appreciation plus cash dividends per share) to a hypothetical investor who purchased a share of our Common Stock on July 1, 2016 and July 2, 2018 and the associated compound annual growth rate (“CAGR”). As demonstrated by the charts below, our total stockholder return has outpaced the S&P 500 on both a five- and three-year basis.

2021 KLA PROXY STATEMENT

2021 KLA PROXY STATEMENT

As demonstrated by the charts below, we have experienced double digit annualized revenue and diluted net income per share attributable to KLA growth over the five-year period ended June 30, 2021:

2021 KLA PROXY STATEMENT

KLA’S EXECUTIVE COMPENSATION PROGRAM AT A GLANCE

Introduction	Named Executive Officers
This “Compensation Discussion and Analysis” section describes KLA’s fiscal year 2021 executive compensation program, including the decisions made by the Board and its Compensation and Talent Committee during the year, the processes and tools that they used to reach those decisions, and a discussion of the compensation earned by KLA’s “Named Executive Officers” (i.e., the CEO, the CFO and the three other most highly-compensated executive officers in fiscal year 2021) as presented in the section entitled “Executive Compensation Tables” below.

Our “Named Executive Officers” (or “NEOs”) and their positions for fiscal year 2021 were:

+    Richard Wallace, President and CEO

+    Bren Higgins, Executive Vice President and CFO

+    Ahmad Khan, President, Semiconductor Process Control

+    Brian Lorig, Executive Vice President, Global Service and Support

+    Mary Beth Wilkinson, Executive Vice President, Chief Legal Officer and Corporate Secretary

Compensation Philosophy and Design Principles

Compensation Philosophy	Design Principles
Executive compensation should be designed to:	This philosophy is reflected in the following design principles:

+ Attract, retain and reward executives who contribute to our overall success by offering compensation packages that are competitive with those offered by other employers with which we compete for talent.	+In addition to a competitive base salary, a substantial portion of the executives’ potential cash compensation is tied to a short-term incentive bonus plan that rewards corporate and individual achievement of challenging performance goals.
+ Achieve a balance and alignment between (i) performance-based compensation that rewards corporate and individual achievement and stockholder value creation, and (ii) compensation that supports our long-term employee retention efforts.	+The program provides two types of long-term compensation: (i) performance-based restricted stock unit awards covering shares of our Common Stock (“PRSUs”), which provide additional compensation as a reward for achievement of corporate goals and which, if earned, include service-vesting requirements, and (ii) service-based restricted stock unit awards covering shares of our Common Stock (“RSUs”) with vesting conditioned only upon continued service.

Compensation and Talent Committee Decision Making – Approval Procedures Overview and Market Data

The Compensation and Talent Committee takes a broad-based approach in evaluating and making decisions with respect to executive compensation. The charter of the Compensation and Talent Committee gives the Compensation and Talent Committee full authority for determining the compensation of our executive officers (including our NEOs), other than the Chief Executive Officer, for whom the Compensation and Talent Committee makes recommendations to the Outside Directors for approval.

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Elements of Compensation
Element	Variability	Objective	How Established	FY21 Terms/Out- comes for NEOs
Base salary (Page 44)	Fixed	Provide a competitive fixed component of compensation that, as part of a total compensation package, enables us to attract and retain top talent.	Reviewed against the executive officer’s skill, experience and responsibilities, and for competitiveness against our compensation peer group.	Only one of our five NEOs received a salary increase during fiscal year 2021.
Short-term incentive plan (cash bonus) (Pages 45 to 48)	Performance-based	Offer a variable cash compensation opportunity based upon the level of achievement of challenging corporate goals, with adjustments based on bonus achievement percentage.	Target payouts set by measuring total cash compensation against our compensation peer group. Corporate performance targets based on challenging operational goals.	Bonus funding from balanced scorecard and Operating Margin Dollar achievement versus goal for the twelve months ended December 31, 2020 was 165% of target. Bonus achievement percentage multipliers ranged from 100% to 120% for the NEOs.
PRSUs including TSR Awards (Pages 49 to 52) RSUs (Page 50)	Performance-based and value tied to stock price Value tied to stock price	Align long-term management and stockholder interests and strengthen retention with longer vesting provisions. PRSUs provide opportunity based upon the level of achievement of challenging corporate goals. RSUs offer some certainty and promote long-term retention.	Target total value of annual awards set using market data (reviewed against our compensation peer group for competitiveness) and the executive officer’s responsibilities, contributions and criticality to ongoing success. Additional awards may be granted when necessary to remain competitive with the marketplace.

Our fiscal year 2021 PRSUs are tied to three-year Relative Free Cash Flow Margin. Earned shares vest 50% at three years and 50% at four years after grant date, subject to continued service on each vesting date.

Fiscal year 2021 RSUs vest 25% per year over four years, other than the new hire RSU award granted to Ms. Wilkinson, which vests 1/3 annually over three years.

Other compensation (Pages 52 to 53)	Primarily fixed	Provide competitive employee benefits. We do not view this as a significant component of our executive compensation program.	Reviewed for competitiveness against our compensation peer group.	No significant changes to fiscal year 2020 program.

2021 KLA PROXY STATEMENT

CEO Compensation at a Glance

Our CEO’s fiscal 2021 compensation is consistent with our pay for performance philosophy, with a focus on variable and “at-risk” compensation that is closely aligned with our operational and stock price performance. The chart below highlights that 93% of our CEO’s total compensation for fiscal 2021 (excluding “all other compensation”, consisting principally of dividend equivalents paid on the vesting of awards granted in prior years) is at risk, with 65% of such compensation tied to the achievement of challenging performance objectives:

Key Pay Practices in Our Executive Compensation Program and Last Year’s “Say on Pay” Vote

Investor feedback is an important input to us in the design of our executive compensation program. We hold an annual “Say on Pay” advisory vote, with approximately 94% of the votes cast at our 2020 Annual Meeting voting “FOR” approval of our NEO compensation, which the Compensation and Talent Committee believed demonstrated strong stockholder support for our executive compensation policies and practices.

We strive to follow good governance practices and align compensation with the stockholder experience. Our executive compensation program is designed to incorporate the following key pay practices and inputs:

What We Do

+	Pay for performance: We have a pay for performance focus with a majority of our NEOs’ cumulative annual target compensation in the form of performance-based annual bonuses and performance share awards, or PRSUs, tied to challenging metrics that reflect or are key to the growth and profitability of the Company’s business and promote alignment between executive and stockholder economic interests

+	Different metrics in short- and long-term incentive plans: We use different metrics for our annual cash bonus program (Operating Margin Dollar achievement and corporate balanced scorecard assessment), our PRSUs (free cash flow margin relative to an industry peer group) and TSR Awards (defined below) (growth in total stockholder return)

+	Long-term incentive alignment: Equity awards vest typically over a four-year period, other than new hire RSU awards which vest over a three-year period; PRSUs are tied to a three-year performance period with 50% vesting in year three and 50% vesting in year four; and the 2019 TSR Awards vest over a five-year period beginning three years from the grant date and include a one year holding requirement after vesting

+	Stock ownership guidelines: We impose stock ownership guidelines on all executive officers and Outside Directors

+	Clawbacks: We maintain a “clawback” policy that enables us to recover performance-based compensation in the event of a significant restatement of our financial results

2021 KLA PROXY STATEMENT

+	Compensation consultant: The Compensation and Talent Committee retains and regularly consults with an independent compensation consultant to advise on our executive compensation program and practices

+	Independence: Executive compensation decisions for Mr. Wallace, our CEO, are made by the Outside Directors on our Board and for all other executive officers by the Compensation and Talent Committee, which is comprised of Outside Directors

What We Don’t Do

+	Automatic salary increases: We do not guarantee automatic salary increases for our executive officers

+	Hedging and pledging: We prohibit officers, directors and employees from hedging against our stock or pledging our stock

+	Single-trigger change in control: We only offer “double trigger” change of control benefits

+	Gross-ups: We do not provide tax gross-up provisions on any change in control, severance or other payments related to executive terminations

+	Excessive perquisites: It is our policy to strictly limit the use and value of perquisites

+	No dividends prior to vesting: We do not pay dividends on RSUs or PRSUs until the awards vest and then only on the portion that vests

Base Salary

The Compensation and Talent Committee annually reviews the base salaries of the NEOs as part of its overall compensation review and considers the competitive market analysis of the Company’s industry peer group each year in determining whether to make an adjustment to the base salary for each NEO. We increased the salary of one of our NEOs, Mr. Lorig, to better align him with competitive benchmarks and recognize his continued strong performance in his role. The change results in competitive positioning that is consistent with our pay philosophy. For fiscal year 2021, the Compensation and Talent Committee (or the Outside Directors, in the case of the CEO) approved the base salaries set forth in the table below.

Name		% Increase from Fiscal Year 2020
	Annual Base Salary Rate Approved During Fiscal Year 2021
Richard Wallace	975,000	0%
Bren Higgins	550,000	0%
Ahmad Khan	575,000	0%
Brian Lorig	450,000	12.5%
Mary Beth Wilkinson	500,000	N/A

2021 KLA PROXY STATEMENT

Short-Term Executive Incentive Bonus Plan

Our Executive Incentive Plan (our “Bonus Plan”) is intended to motivate our senior executives, including our NEOs, to achieve short-term and long-term corporate objectives by providing a competitive cash bonus based upon the achievement of pre-determined Company and individual performance goals, including goals related to a balance scorecard, Operating Margin Dollar and individual performance.

Our Bonus Plan, which operates on a calendar-year basis, provides that participating executives are eligible to earn up to 200% of the executive’s target bonus opportunity based on the level of attainment of the relevant performance goals during the relevant calendar year. Accordingly, during our fiscal year 2021, our NEOs participated in our 2020 Bonus Plan through December 31, 2020 and in our 2021 Bonus Plan from January 1, 2021 through June 30, 2021. The 2021 Bonus Plan is substantially identical to the 2020 Bonus Plan, other than the Operating Margin Dollar target and the related payouts.

In calendar year 2017 we transitioned to a Bonus Plan that tracks performance across the calendar year rather than our fiscal year in large part to better align the performance period with published industry forecasts, including Gartner’s forecast of the WFE market.

Performance Metrics

We used Operating Margin Dollar achievement as a key performance metric in our calendar year 2020 Bonus Plan because we believe that it reflects several important competitive and business elements such as product acceptance, market share and cost discipline, and is therefore a very good barometer of our overall performance. For our calendar year 2020 Bonus Plan, “Operating Margin Dollar achievement” represents our total revenues less total costs of revenues, research and development expenses and selling, general and administrative expenses, but excluding expenses related to acquisitions, goodwill impairment, severance and merger-related items.

Payouts under the 2020 Bonus Plan are also determined in part by a “balanced scorecard” rating awarded by the Compensation and Talent Committee, which is designed to measure our progress based on financial and non-financial metrics related to operational excellence, customer focus, growth and talent management, as well as bonus achievement percentage multipliers assigned to each executive based on his or her contributions to such progress. The use of the balanced scorecard is designed to ensure that the quality of our operating results is high and that those results support the sustainability of our business model. The scorecard is tracked throughout the year by the Compensation and Talent Committee, and then formally reviewed by the Compensation and Talent Committee and the Board following the conclusion of the calendar year for assessment of the Company’s success in achieving its annual strategic goals.

For calendar year 2020, the goals and objectives were set at levels that the Compensation and Talent Committee believed would be challenging to achieve based on historical and anticipated performance and the then-prevailing macroeconomic conditions. While many of the metrics are quantitative in nature, some are qualitative and, therefore, introduce a degree of judgment into the bonus determination process. We believe that the balanced scorecard’s use of broad measures of financial and strategic success closely aligns the interests of our executive officers with those of our stockholders. This structure of using both Operating Margin Dollar achievement and the balanced scorecard is intended to ensure that bonus payouts not only reflect the Company’s achievement of specific levels of Operating Margin Dollars, but also the level of management performance necessary to continue to achieve those results over the long term.

The payout formula under the Bonus Plan was structured as follows:

2021 KLA PROXY STATEMENT

Plan Design and Payout

Our 2020 Bonus Plan was structured to pay out 100% of each participating executive’s target bonus amount if we successfully achieved our target level of Operating Margin Dollar performance. Under the 2020 Bonus Plan, we were required to achieve a threshold level of Operating Margin Dollar achievement in order for the Bonus Plan to be funded.(1) Upon achievement of that threshold level, a participant’s actual bonus amount was then determined based upon a bonus payout grid, with Operating Margin Dollar achievement as the variable along one axis and, on the other axis, the score awarded to the Company by the Board based upon its assessment of our performance as measured against a defined “balanced scorecard”, adjusted by the individual’s bonus achievement multiplier.

The Compensation and Talent Committee sets performance targets for the Bonus Plan in consideration of internal budgets, broader market forecasts, and prior year achievement. In consideration of these factors, with respect to our 2020 Bonus Plan, the Compensation and Talent Committee set the target Operating Margin Dollar achievement at $1.97 billion for the year ended December 31, 2020, which was approximately 43% higher than the comparable target for calendar 2019 ($1.379 billion), reflecting its focus on setting goals that it believed were challenging to achieve.

(1)	The satisfaction of this pre-determined threshold level of Operating Margin Dollar achievement would trigger full funding of the 2020 Bonus Plan, and each participant’s maximum potential bonus opportunity.

2021 KLA PROXY STATEMENT

The 2020 Bonus Plan was structured so that, for each level of Operating Margin Dollar performance, the maximum payout would be reasonable relative to our financial results. The following examples highlight the possible funding levels for our 2020 Bonus Plan at different levels of our performance, before applying individual multipliers.

Level of Operating	Funding Level Details
Margin Dollars
Less than $591 million	+	No payouts would be made under the 2020 Bonus Plan if the Company achieved Operating Margin Dollars of less than $591 million
$591 million (threshold)	+	Maximum bonus funding level equal to 38% of the executive officers’ target bonuses, only achievable if the Board awarded the Company a balanced scorecard score of 5 (“exceptional”)
$1.97 billion (target)	+	Target level of Operating Margin Dollars of $1.97 billion was approximately 14% higher than our Operating Margin Dollar performance for the prior calendar year ($1.728 billion)
	+	Maximum bonus funding level equal to 150% of the executive officers’ target bonuses, only achievable if the Board awarded the Company a balanced scorecard score of 5
	+	The 2020 Bonus Plan would be funded at 100% of the executive officers’ target bonuses if the Board awarded the Company a balanced scorecard score of 3+
$2.561 billion (maximum)	+	Operating Margin Dollars of $2.516 billion would have surpassed any calendar year in our history
	+	Maximum bonus funding level equal to 200% of the executive officers’ target bonuses if the Board awarded the Company a balanced scorecard score of 3+ (“primarily meets expectations”)
	+	Minimum bonus funding level equal to 100% of the executive officers’ target bonuses if the Board awarded the Company a balanced scorecard score of 1 (“opportunity for improvement”)

With respect to the balanced scorecard assessment, the Compensation and Talent Committee and the Board reviewed the following categories to determine the balanced scorecard rating for our 2020 Bonus Plan:

Objectives	Assessment
Revenue	Revenue for calendar year 2020 finished above the internal plan and was approximately 15% higher than the prior calendar year.
Market Dynamics	The wafer fabrication equipment market was up over 15% from calendar 2019 with positive drivers from 5G, resumption of data center spend, and a growing automotive sector.
Market Leadership	Market share improved in both our semiconductor process control and electronics, packaging and components businesses.
Product Differentiation	The Board assessed the Company’s gross margin as a leading indicator of product differentiation versus competitors and noted overall gross margin exceeded the internal plan for calendar year 2020, gross margins in electronics, packaging and components exceeded plan and that average selling prices across multiple semiconductor process control products were at a premium.
Productivity	The Board considered operating margin as a leading indicator of productivity noting that operating margin was above the internal plan due to strong process control system performance, and that the electronics, packaging and components business was above plan due to acceleration of synergies and internal restructuring.
Talent	The Board considered employee engagement and retention noting low employee turnover, the implementation of a new human resources system, the onboarding of more than 1,000 new employees and meeting headcount goals in our Ann Arbor, Michigan office.

2021 KLA PROXY STATEMENT

The Board then evaluated performance on a scale of 1 to 5, with “1” corresponding to “opportunity for improvement,” and “5” corresponding to “exceptional.” The Board awarded the Company a balanced scorecard rating of “4+”, based on its assessment of our overall performance against our strategic objectives during the calendar year, especially in light of the challenges associated with the COVID-19 pandemic, including managing workforce productivity in a largely remote working environment, and increased customer demands amidst supply chain challenges. That combined with Operating Margin Dollar achievement of $2.213 billion in calendar year 2020 (approximately 12% above target), resulted in a funding, before bonus achievement percentage multipliers, of 165% of target bonuses under the Bonus Plan.

Bonus Achievement Percentage

The Bonus Plan also contains an element of individual assessment. The Compensation and Talent Committee retains the discretion to increase or decrease each executive officer’s bonus amount based on such assessment by applying a “bonus achievement percentage”. Following the completion of calendar year 2020, the Compensation and Talent Committee conducted a performance assessment of each executive officer (including each NEO), with input from Mr. Wallace (except with respect to his own compensation), based on the executive officer’s leadership skills, experience and performance.

The following table presents each participating NEO’s target bonus (as a percentage of base salary and in dollars, based on actual salary paid during the year), as well as the bonus payout multiple generated by the 2020 Bonus Plan’s payout grid, based on our performance, the bonus achievement percentage multiplier assigned to the NEO and the actual bonus amount paid to the NEO.

			Payout
	NEO’s Target		Multiple Based
	Bonus		on	Bonus
	Award		Company	Achievement
	Under	NEO’s	Performance	Percentage	Actual	Actual
	Bonus Plan	Target	(Operating	Assigned by	Bonus	Bonus
	(as a Percentage	Bonus	Margin	Compensation	Payout	Payout as a
	of	Award	Dollars and	and	Under	Percentage
	Base Salary)	Under Bonus	Balanced	Talent	Bonus Plan	of Target
Name	(1)	Plan ($)	Scorecard)	Committee	($)(2)	Bonus
Richard Wallace	150%	1,462,500	165%	120%	2,895,750	198.0%
Bren Higgins	100%	550,000	165%	120%	1,089,000	198.0%
Ahmad Khan	100%	575,000	165%	120%	1,138,500	198.0%
Brian Lorig	80%	335,385	165%	110%	608,723	181.5%
Mary Beth Wilkinson (3)	80%	100,000	165%	100%	165,000	165.0%

(1)	The amounts in this column represent the applicable NEO’s bonus (stated as a percentage of the officer’s base salary). Under the 2020 Bonus Plan, the actual salary paid during the calendar year multiplied by (a) the payout percentage determined by the 2020 Bonus Plan’s bonus payout grid based on the Company’s performance, and (b) the NEO’s bonus achievement percentage multiplier assigned by the Compensation and Talent Committee, generated the officer’s actual bonus payment amount.

(2)	Actual bonus payouts are based on the actual salary paid to the NEO during calendar year 2020 rather than fiscal 2021.

(3)	Because Ms. Wilkinson joined KLA during fiscal year 2021, such amounts reflect her partial year of employment.

2021 KLA PROXY STATEMENT

Long-Term Incentives

Annual PRSU Awards

The NEOs’ fiscal 2021 PRSUs are tied to the Company’s free cash flow margin relative to its industry peer group companies for the three years ending June 30, 2023. Our free cash flow margin for that period will be calculated as our cumulative free cash flow (cash flow provided by operations, less capital expenditures), divided by cumulative revenues (“Relative Free Cash Flow Margin”), and that number will be compared against each company in our industry peer group for the three years ending June 30, 2023. A determination will be made after June 30, 2023, based on the Company’s percentile performance relative to its industry peer group, regarding the percentage of the fiscal year 2021 PRSUs that will have been earned. We believe that the Relative Free Cash Flow Margin metric is a key measure of our long-term performance and stockholder value creation. Our ability to generate cash from operations is essential to fund the expansive research and development efforts that are instrumental to our long-term success, as well as our efforts to return cash to stockholders. The relative nature of the metric ensures that our performance must compare favorably to our industry peer group companies (listed below) for shares to be earned. To the extent that we and/or one of our industry peer group companies completes a significant acquisition, the results of operations of the significant acquisition will be subtracted from our results and/or the results of our industry peer group company that completed the acquisition beginning in the first full quarter immediately following such acquisition, based on the results of the acquired company for the last four quarters of operations for which financial data is publicly available. Any fiscal year 2021 PRSUs earned by a NEO will vest 50% after three years and 50% after four years from the date of grant, in each case subject to continued service on each vesting date.

The following example highlights the possible payouts under the participating NEO’s fiscal year 2021 PRSUs at different levels of Company performance:

Level of Relative Free Cash Flow	PRSU Payout Details
Margin Performance
Less than 30th percentile	+	No shares will be eligible to vest under the fiscal year 2021 PRSUs if we achieve a Relative Free Cash Flow Margin below the 30th percentile
30th percentile (Threshold)	+	25% of the target number of shares achievable under the 2021 PRSU award will become eligible to vest if we achieve a Relative Free Cash Flow Margin equal to the 30th percentile
55th percentile (Target)	+	Target performance level will require strong performance relative to our industry peer group and is therefore considered challenging
	+	100% of the target number of shares achievable under the 2021 PRSU award will become eligible to vest if we achieve a Relative Free Cash Flow Margin equal to the 55th percentile
75th percentile or above (Maximum)	+	Maximum performance level will require significant performance relative to the Company’s industry peer group and is therefore considered very challenging
	+	150% of the target number of shares achievable under the 2021 PRSU award will become eligible to vest if we achieve a Relative Free Cash Flow Margin equal to the 75th percentile or above

Payout will be interpolated if actual results fall between two of the defined percentile measurement points above.

The following table sets forth the minimum, target and maximum shares achievable by our participating NEOs with respect to their annual PRSU awards for fiscal year 2021 (Ms. Wilkinson did not receive a PRSU award in fiscal 2021, as she was hired following the grant date):

Name	Type of Grant	Minimum Shares	Target Shares	Maximum Shares
Richard Wallace	Annual PRSU	0	27,523	41,284
Bren Higgins	Annual PRSU	0	8,095	12,142
Ahmad Khan	Annual PRSU	0	9,444	14,166
Brian Lorig	Annual PRSU	0	4,047	6,070

2021 KLA PROXY STATEMENT

Fiscal Year 2018 PRSUs - Performance Criteria Satisfaction Determination

The fiscal year 2018 PRSUs were tied to the three-year Relative Free Cash Flow Margin over the three-year period ended June 30, 2020. In August 2020, the Compensation and Talent Committee and in the case of Mr. Wallace, the Outside Directors, determined the extent to which the fiscal year 2018 PRSUs had been earned, a 125% payout at the 61st percentile of the peer group. The terms of the fiscal year 2018 PRSUs, including the target performance and payout level, actual results and vesting schedule, are summarized in the following table:

Terms of Fiscal Year 2018 PRSUs	Threshold	Target Level	Maximum Level	Actual Results 1
Relative free cash flow margin performance	30th percentile	55th percentile	75th percentile	61st percentile

Payout level as a percentage of target shares	25%	100%	150%	125%

Vesting schedule	50% vested in August 2020 and the remaining 50% vested in August 2021

The following table sets forth the minimum, target and maximum shares achievable by the participating NEOs, as well as the actual number of shares earned by them, with respect to the fiscal year 2018 PRSUs:

Name	Type of Grant	Minimum	Target Shares	Maximum	Actual Shares
		Shares		Shares	Earned
Richard Wallace	Annual PRSU	0	45,024	67,536	56,280
Bren Higgins	Annual PRSU	0	11,256	16,884	14,070
Ahmad Khan	Annual PRSU	0	8,755	13,132	10,943
Brian Lorig	Annual PRSU	0	3,752	5,628	4,690

Annual RSU Awards

Each NEO received an annual RSU grant in fiscal 2021. The Compensation and Talent Committee approved annual 2021 RSU grants to NEOs that vest 25% each year over four years, subject to continued employment, except that Ms. Wilkinson’s RSU award for fiscal 2021, which was granted in connection with her commencement of employment with us, vests 1/3rd each year of over three years, subject to continued employment. In fiscal 2021, Ms. Wilkinson did not receive a PRSU grant, and the RSU grant she received was designed to induce her to join KLA, but does not necessarily represent the level of compensation for future years. The size of the RSU and PRSU awards to NEOs are typically weighted identically, except in the case of the CEO where the grants are weighted 60% PRSUs (at target) and 40% RSUs.

The following table sets forth the RSU grants for each NEO in fiscal 2021:

Name	Shares
Richard Wallace	18,348
Bren Higgins	8,094
Ahmad Khan	9,444
Brian Lorig	4,047
Mary Beth Wilkinson	16,565

2021 KLA PROXY STATEMENT

Non-Recurring Awards—TSR Awards

In fiscal 2019 we granted TSR Awards to certain of our NEOs. We did not grant any TSR Awards in fiscal 2020 or 2021 and we do not anticipate granting any additional TSR Awards in the near term. The TSR Awards were designed to further incentivize certain of our NEOs to execute on our strategy to expand our product offerings beyond our core competencies in semiconductor process control and into adjacent markets, which we believe will increase returns to stockholders. The value of the TSR awards were designed to be approximately equal to the fair value of our annual RSU and PRSU awards at target. The TSR Awards vest if total stockholder return milestones are met during the period from March 20, 2019 to March 20, 2024 (the “Performance Period”). Total stockholder return is measured by an increase in the market price of our Common Stock plus cash dividends paid to stockholders on a per share basis as compared to the base price of $116.391 (the “Base Price”), which represents the average closing price of our Common Stock during the 20-trading day period ending on March 20, 2019. Up to 150% of the target shares subject to each TSR award are eligible to vest if the applicable total stockholder return performance goals are attained. The terms of the TSR Awards require the NEO to hold the shares for a minimum of one year after vesting.

Vesting Tier 1: The terms of the TSR award provide that Tier 1 will not vest unless the average closing price of our Common Stock for twenty consecutive trading days plus cash dividends distributed per share at any point during the Performance Period exceeds 150% of the Base Price, or $174.5865 (“Tier 1 TSR Hurdle”). The Tier 1 TSR Hurdle was achieved on November 20, 2019. As a result, 50% of the target number of shares subject to the TSR Award will vest on the third anniversary of the grant date in 2022. The NEOs will vest in the following number of shares, subject to their continued service on the third anniversary of the grant date:

Name	Shares
Richard Wallace	41,441
Bren Higgins	13,813
Ahmad Khan	15,195
Brian Lorig	6,630

Vesting Tier 2: The terms of the TSR award provide that Tier 2 will not vest unless the average closing price of our Common Stock for twenty consecutive trading days plus cash dividends distributed per share at any point during the Performance Period exceeds 175% of the Base Price, or $203.6843 (“Tier 2 TSR Hurdle”). The Tier 2 Hurdle was achieved on July 31, 2020 and, accordingly, an additional 50% of the target shares subject to the TSR Award will vest on the fourth anniversary of the grant date in 2023. The NEOs will vest in the following number of shares, subject to their continued service on the fourth anniversary of the grant date:

Name	Shares
Richard Wallace	41,441
Bren Higgins	13,813
Ahmad Khan	15,195
Brian Lorig	6,630

Vesting Tier 3: The terms of the TSR Award provide that Tier 3 will not vest unless the average closing price of our Common Stock for twenty consecutive trading days plus cash dividends distributed per share at any point during the Performance Period exceeds 200% of the Base Price, or $232.782 (“Tier 3 TSR Hurdle”). The Tier 3 TSR Hurdle was attained on November 25, 2020 and, accordingly, an additional 50% of the target shares subject to the TSR Award will vest on the fifth anniversary of the grant date in 2024. In compliance with the 2004 Equity Incentive Plan’s maximum individual share limit, Mr. Wallace’s earned Tier 3 shares were capped at 34,076. The NEOs will vest in the following number of shares, subject to their continued service on the fifth anniversary of the grant date.

2021 KLA PROXY STATEMENT

Name	Shares
Richard Wallace	34,076
Bren Higgins	13,813
Ahmad Khan	15,195
Brian Lorig	6,630

Perquisites and Other Compensation

We make only nominal use of perquisites in compensating our domestic executive officers, including our NEOs. All of our domestic executive officers, including our NEOs, are entitled to receive Company-provided professional financial services. These services include tax planning, preparation and filing, as well as financial and estate planning services, up to a maximum cost of $20,000 per calendar year, and are provided in order to allow our executive officers to devote their fullest attention to our business and to help ensure that their tax returns comply with IRS requirements.

In addition, our domestic executive officers, including our NEOs, are eligible to participate in our 401(k) plan (including a Company matching contribution on employee 401(k) plan contributions), employee stock purchase plan and the other employee benefit plans (including the Executive Retiree Medical Benefits (as defined and described below)) sponsored by us on the same terms and conditions that are generally available to other eligible employees.

In fiscal year 2021, Ms. Wilkinson received a hiring bonus of $350,000 and a taxable relocation payment of $8,394. If Ms. Wilkinson’s employment with us terminates, either voluntarily or other than due to a reduction in force or reorganization, prior to the 24-month anniversary of her start date, she is required to repay a pro-rata portion of the hiring bonus to us.

Other than these standard benefits (and, for Ms. Wilkinson, the hiring bonus and relocation assistance), we do not provide any other perquisites to our NEOs.

Severance Benefits and Change of Control Agreements

In fiscal year 2021, we entered into an offer letter with Ms. Wilkinson, as further described under “Narrative to Compensation Tables—Offer Letters” below. The Offer Letter provides, among other things, severance payments and benefits to Ms. Wilkinson in connection with qualifying terminations of employment during the first 12 months of her employment with us.

In addition, we currently maintain two executive severance plans that provide certain compensation and benefits to our employees, including certain of our NEOs, if a participant’s employment with the Company terminates under certain defined circumstances: (i) our Executive Severance Plan, adopted in 2006 (the “Original Severance Plan”), and (ii) our 2010 Executive Severance Plan (the “2010 Severance Plan” and, together with the Original Severance Plan, the “Severance Plans”).

During fiscal year 2019, Mr. Wallace was a participant under the Original Severance Plan, and Messrs. Higgins, Khan and Lorig were participants under the 2010 Severance Plan. Ms. Wilkinson did not participate in either Severance Plan during fiscal year 2021. These severance benefits and arrangements are described below in more detail under the title “—Potential Payments upon Termination or Change in Control.”

We believe the Original Severance Plan and the 2010 Severance Plan, together with the severance benefits provided under the Offer Letter, are important for the long-term retention of our senior executives and enhance their commitment to the attainment of our strategic objectives. These severance benefits allow the participating executives to continue to focus their attention on our business operations and strategic plans without undue concern over their own financial situation during periods when substantial disruptions and distractions might otherwise prevail. We believe that these severance benefits are fair and reasonable in light of the level of dedication and commitment the participating executive officers have rendered the Company, the contribution they have made to our growth and financial success, and the value we expect to receive from retaining their services, including during challenging transition periods in connection with a change of control.

2021 KLA PROXY STATEMENT

Deferred Compensation

We maintain an Executive Deferred Savings Plan, a nonqualified deferred compensation plan, which enables eligible employees, including our NEOs, and directors to defer all or a portion of certain components of their compensation, with no Company match. For further information, please see the section of this Proxy Statement entitled “Nonqualified Deferred Compensation.” We do not provide any defined benefit pension benefits or any other retirement benefits to our NEOs, other than the 401(k) plan generally available to employees and the executive retiree medical program, described below.

Executive Retiree Medical Program

We have established a retiree medical program to offer continued health benefits to certain current domestic senior executive officers (including certain of our NEOs). To be eligible, an executive must be at least 55 years old with 10 years of service with the Company and must be in good standing with us at the time of retirement. Eligible executives are entitled to participate until age 65 and must pay the full cost of the premium. Participation in this program is limited to the Company’s Section 16 executive officers as of February 2011. The benefits described above shall be referred to herein as the “Executive Retiree Medical Benefits.” As of June 30, 2021, the only NEO potentially eligible to participate in this program was Mr. Wallace.

Stock Ownership Guidelines; Policy Regarding Hedging

In November 2008, our Board adopted revised stock ownership guidelines applicable to our executive officers. Under that policy, our executives are expected to own KLA Common Stock having a minimum value, denominated as a multiple of their annual base salaries, as follows:

Title	Shares
Chief Executive Officer	Value of at least four times annual base salary
Executive Vice President/Senior Vice President	Value of at least two times annual base salary

Unearned PRSUs do not count for purposes of measuring compliance with the ownership guidelines. The value of outstanding RSUs and PRSUs (including TSR Awards) for which the performance-based vesting criteria (if any) have been achieved but for which the service-based vesting criteria have not yet been satisfied is included in measuring compliance. Each executive officer, once he or she has served in a position listed above for at least four years, is expected to comply with these guidelines. With respect to our CEO, the Compensation and Talent Committee conducts an annual review to assess compliance with the guidelines. Vice Presidents’ compliance is evaluated by the CEO.

The table below sets forth as of June 30, 2021 our NEOs’ compliance with our stock ownership guidelines. Value is based on the closing price of our common stock on June 30, 2021 ($324.21) and the ratio is based on the annual salary rate approved during fiscal 2021.

Name	Total Shares(1)	Value ($)	Ratio
Richard Wallace	270,222	87,608,675	89.9x
Bren Higgins	75,282	24,407,177	44.4x
Ahmad Khan	83,077	26,934,394	46.8x
Brian Lorig	34,820	11,288,992	25.1x
Mary Beth Wilkinson	16,565	5,370,538	10.7x

(1)	Consists of: (i) shares owned, including for Mr. Wallace, shares held by the Wallace Living Trust u/a/d dated 3/27/01, as amended; (ii) RSUs; and (iii) TSR Awards, adjusted for forfeitures after June 30, 2021.

Under our Policy on Insider Trading and Unauthorized Disclosures, our directors and employees (including our NEOs) are not permitted to engage in short sales of our securities or any hedging or derivative securities transactions relating to our securities.

2021 KLA PROXY STATEMENT

Advisor to the Compensation and Talent Committee

The Compensation and Talent Committee retains Semler Brossy Consulting Group, LLC (“Semler Brossy”), an independent compensation consultant, to provide the Compensation and Talent Committee with independent, objective analysis and advice on executive and director compensation matters. Semler Brossy reports directly to the Chair of the Compensation and Talent Committee and, aside from its support of the Compensation and Talent Committee, performs no other work for the Company.

Semler Brossy generally attends all meetings of the Compensation and Talent Committee in which evaluations of the effectiveness of overall executive compensation programs are conducted or in which compensation for executive officers is analyzed or approved. During fiscal year 2021, Semler Brossy’s duties included providing the Compensation and Talent Committee with relevant market and industry data and analysis, as well as preparing and reviewing materials for the Compensation and Talent Committee’s meetings. In fulfilling these duties, Semler Brossy met, as needed and at the direction of the Compensation and Talent Committee, with our Chief Executive Officer, Chief Human Resources Officer and other executive officers and members of our Human Resources department.

The Compensation and Talent Committee, in conducting its annual assessment in fiscal 2021 determined that Semler Brossy was independent and did not have any conflicts of interest.

Approval Procedures

During multiple meetings (both with and without Company management present) and with the assistance of Semler Brossy, the Compensation and Talent Committee engaged in extensive deliberation in developing the fiscal year 2021 executive compensation program, seeking to establish compensation packages and target performance levels aimed at rewarding strong financial performance and long-term success of the Company. The Compensation and Talent Committee’s deliberations for all executive officers looked at a broad range of market data (described below), individual performance reviews and total compensation reports for each officer, the historically cyclical nature of our business, internally appropriate levels and targets relative to the officer’s role, and initial package recommendations from Semler Brossy and management. With regard to our 2020 Bonus Plan and the fiscal year 2021 PRSUs granted to our NEOs, the proposed financial metrics and payout percentage recommendations were developed by management and approved by the Compensation and Talent Committee, with review and guidance from Semler Brossy.

With respect to the compensation of our Chief Executive Officer (Mr. Wallace), the Compensation and Talent Committee considered recommendations prepared by Semler Brossy. Following extensive deliberation, the Compensation and Talent Committee recommended Mr. Wallace’s proposed fiscal year 2021 target compensation opportunities and RSU grants for approval by the Outside Directors. The Outside Directors then discussed and, in August 2020, approved Mr. Wallace’s fiscal year 2021 target compensation opportunities, PRSU and RSU grants as recommended. Mr. Wallace was not present and did not participate in the discussions regarding his own compensation.

For the other NEOs, the Compensation and Talent Committee, after considering the performance reviews and recommendations of Mr. Wallace, as well as extensive comparative compensation data provided by Semler Brossy, approved the fiscal year 2021 target compensation opportunities and PRSU and RSU grants for the other NEOs in August 2020.

In each case, when establishing each element of compensation and the overall target compensation opportunities for the NEOs, the Compensation and Talent Committee and the Outside Directors exercised their judgment based upon the data provided, and no specific formula was applied to determine the weight of each data point.

Market Data

Our ability to continue to attract and retain outstanding contributors, including our core executive team, is essential to our continuing success. Therefore, the Compensation and Talent Committee reviews several different data sources (including our industry peer group and broader market data) to assess whether we are offering compensation opportunities that are competitive with those offered by other employers seeking to attract the same talented individuals.

The industry peer group is comprised of U.S. publicly traded companies primarily in the semiconductor and semiconductor equipment industries that had at least 0.33x the Company’s trailing four-quarter revenues and at least 0.2x the Company’s 200-day average market capitalization value. Additionally, the peer group is reviewed to remove companies that we feel are too large to provide meaningful comparison.

2021 KLA PROXY STATEMENT

Below is the list of industry peer group companies used in developing our fiscal year 2021 program:

Advanced Micro Devices, Inc.	Cypress Semiconductor Corp.	Microchip Technology, Inc.	Qorvo, Inc.
Analog Devices, Inc.	Keysight Technologies, Inc.	Micron Technology, Inc.	Skyworks Solutions, Inc.
Applied Materials, Inc.	Lam Research Corporation	MKS Instruments, Inc.	Teradyne, Inc.
Broadcom, Inc.	Marvell Technology Group Ltd.	NVIDIA Corporation	Texas Instruments Incorporated
Corning Incorporated	Maxim Integrated Products, Inc.	ON Semiconductor Corp.	Xilinx, Inc.

The Compensation and Talent Committee periodically reviews and, as appropriate, may approve changes to the list. For fiscal year 2021, the Compensation and Talent Committee decided to remove First Solar, Inc. from the list of peer group companies, as it was no longer considered as a strong size and business fit.

When assessing our fiscal year 2021 executive compensation program, the Compensation and Talent Committee reviewed information developed by Semler Brossy regarding the compensation levels, programs and practices of our industry peer group to obtain comparative data and identify compensation trends and practices.

Though the Compensation and Talent Committee referred to percentile data in its analysis, as well as allocations between annual and long-term compensation, the Compensation and Talent Committee did not employ specific equations for determining compensation amounts based on such data. Rather, the Compensation and Talent Committee’s emphasis was on establishing compensation packages for the executive officers that would be competitive with those offered by other employers, appropriately reflect each executive officer’s skill set and experience, drive performance and encourage retention of top performers.

Tax Considerations

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) disallows an income tax deduction to publicly-traded companies for compensation paid to certain executive officers for compensation that exceeds $1.0 million per officer in any taxable year.

The Compensation and Talent Committee believes that the potential deductibility of the compensation payable under our executive compensation program should be only one of the relevant factors taken into consideration when establishing the program, and not the sole or primary factor. We expect that the vast majority of the compensation we provide to NEOs will not be deductible under Section 162(m).

Clawback Policy

We maintain a clawback policy, which is set forth in the Compensation and Talent Committee’s charter. This policy provides that in the event of a significant restatement of financial results resulting from fraud, misconduct, material non-compliance or material errors, the Compensation and Talent Committee may direct that the Company recover all or a portion of performance-based compensation, including bonuses and long-term incentive awards, made to executive officers during the restatement period. This direction may be made by the Compensation and Talent Committee in its sole discretion, as long as the Compensation and Talent Committee is acting in good faith and in compliance with applicable laws. The policy states that the amount to be recovered from an executive officer will be the amount by which the performance-based compensation exceeded the amount that would have been payable to the executive officer had the financial statements been initially filed as restated. However, the Compensation and Talent Committee has the discretion to direct the Company to recover any different amount (including the entire award) that the Compensation and Talent Committee may determine. In addition, the Compensation and Talent Committee may, in its discretion, recover different amounts from different executive officers on any basis as the Compensation and Talent Committee deems appropriate and, to the extent it determines to seek any such recovery, has full discretion regarding the form of such recovery. More information regarding this policy is contained in the Compensation and Talent Committee’s charter, which is available on our Investor Relations website at http://ir.KLA.com.

2021 KLA PROXY STATEMENT

COMPENSATION AND TALENT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that KLA specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Compensation and Talent Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on that review and its discussions, the Compensation and Talent Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

MEMBERS OF THE COMPENSATION AND TALENT COMMITTEE

Gary Moore, Chairman

Edward Barnholt

Jeneanne Hanley

Emiko Higashi
Victor Peng

2021 KLA PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table sets forth certain summary information concerning the compensation earned for services rendered in all capacities to the Company and its subsidiaries for the following fiscal years by our Chief Executive Officer, our Chief Financial Officer, and the three other most highly compensated executive officers in fiscal year 2021 who were serving as executive officers as of June 30, 2021.

				Non-Equity
				Incentive
Name and			Stock	Plan	All Other
Principal Position	Year	Salary ($)(1)	Awards ($)(2)	Compensation ($)(1)(3)	Compensation ($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(g)	(h)
Richard Wallace	2021	975,000	9,338,877(5)	2,895,750	500,761	13,710,388
President & Chief	2020	966,923	8,796,499(6)	2,609,820	951,333	13,324,375
Executive Officer	2019	900,000	15,983,570(7)	2,305,260	1,323,537	20,512,367
Bren Higgins	2021	550,000	3,295,919(5)	1,001,160	227,149	5,075,228
Executive Vice President &	2020	543,077	3,518,545(6)	1,001,160	221,678	5,284,460
Chief Financial Officer	2019	522,308	5,223,502(7)	824,201	340,117	6,910,128
Ahmad Khan	2021	575,000	3,845,408(5)	1,138,500	199,056	5,757,964
President, Semiconductor	2020	569,615	4,105,015(6)	1,019,520	209,052	5,903,202
Process Control	2019	525,000	5,746,097(7)	847,875	327,967	7,446,939
Brian Lorig	2021	444,231	1,647,857(5)	608,723	68,449	2,768,990
Executive Vice President,	2020	400,000	1,524,712(6)	499,200	54,137	2,478,049
Global Service and Support
Mary Beth Wilkinson	2021	369,231	2,999,922(5)	603,139	440,580	4,402,767
Executive Vice President,
Chief Legal Officer and
Corporate Secretary

(1)	Includes amounts deferred, including under our 401(k) plan, a tax-qualified deferred compensation plan under Section 401(k) of the Internal Revenue Code, and our EDSP, a nonqualified deferred compensation program available to the executive officers and certain other employees.

(2)	The amounts shown in column (d) represent the aggregate grant date fair value of all RSUs, PRSUs and TSR Awards awarded to the particular executive officer during the applicable fiscal year. For further discussion regarding the assumptions used in calculating the grant date fair value for equity awards, please refer to Note 1 to the Company’s consolidated financial statements in Item 8 of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2021, filed with the SEC on August 6, 2021.

RSUs, PRSUs and TSR Awards were issued with dividend equivalent rights. These dividend equivalent rights entitle the recipient to receive credits, payable in cash or additional shares of our Common Stock, equal to the cash dividends that would have been received on the shares of our Common Stock had the shares been issued and outstanding on the dividend record date. The dividend equivalents would only be paid to the recipient upon vesting or settlement of the underlying award (including satisfaction of any performance-vesting criteria associated with any PRSUs and TSR Awards).

With respect to RSUs (i.e., awards issued with only service-based vesting criteria and no performance-based vesting criteria), the grant date fair value of each such RSU has been computed in accordance with the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718, referred to in this Proxy Statement as ASC 718.

2021 KLA PROXY STATEMENT

The ASC 718 grant date fair value of each RSU award was calculated based on the closing fair market value of our Common Stock on the grant date.

With respect to PRSUs (i.e., awards issued with both service-based and performance-based vesting criteria), the grant date fair value of each such award has been computed in accordance with ASC 718 based on the probable outcome (determined as of the grant date) of the performance-based conditions applicable to the awards and the closing fair market value of our Common Stock on the grant date. The grant date fair value of the TSR Awards are based on a Monte Carlo simulation under ASC 718. For more information regarding specific awards, please refer to footnotes (5), (6) and (7) to this Summary Compensation Table.

(3)	The amounts shown in column (e) for fiscal years 2021, 2020 and 2019 reflect the payments earned by each NEO under our bonus plan for the applicable fiscal year.

(4)	The amounts presented in column (g) consist of the following:

For the fiscal year ended June 30, 2021:

	Company	Company-Paid
	Matching	Financial Planning		Dividend
	Contribution	and Tax	Term Life	Equivalents
	to 401(k) Plan	Preparation	Insurance	Paid in Fiscal
Name	($)	Costs ($)	Premium ($)	Year 2021 ($)	Total ($)
Richard Wallace	8,437	16,910	1,521	473,893	500,761
Bren Higgins	8,437	16,910	858	200,944	227,149
Ahmad Khan	8,437	16,910X	897	172,812	199,056
Brian Lorig	8,437	0	695	59,317	68,449
Mary Beth Wilkinson	4,884	0	780	0	82,186

For the fiscal year ended June 30, 2020:

	Company	Company-Paid
	Matching	Financial Planning		Dividend
	Contribution	and Tax	Term Life	Equivalents
	to 401(k) Plan	Preparation	Insurance	Paid in Fiscal
Name	($)	Costs ($)	Premium ($)	Year 2020 ($)	Total ($)
Richard Wallace	8,195	16,704	1,511	924,723	951,133
Bren Higgins	8,303	16,704	855	195,816	221,678
Ahmad Khan	8,043	16,704	891	183,414	327,967
Brian Lorig	9,370	—	624	44,143	54,137

For the fiscal year ended June 30, 2019:

		Company-Paid
	Company	Financial Planning		Dividend
	Matching	and Tax	Term Life	Equivalents
	Contribution to	Preparation	Insurance	Paid in Fiscal
Name	401(k) Plan ($)	Costs ($)	Premium ($)	Year 2019 ($)	Total ($)
Richard Wallace	7,337	16,500	2,088	1,297,612	1,323,537
Bren Higgins	7,986	16,500	1,207	314,424	340,117
Ahmad Khan	4,957	16,500	1,218	305,292	327,967

(5)	A portion of this amount reflects the estimated fair value of PRSUs based on the probable outcome (determined as of the grant date) of the performance-based conditions applicable to the awards and the closing fair market value of our Common Stock on the grant date. The number of shares issuable under the fiscal year 2021 PRSUs will be determined by the Company’s Relative Free Cash Flow Margin over the three-year period ending June 30, 2023, relative to our industry peer group. The fiscal year 2021 PRSUs are structured so that 100% of the target number of shares underlying the award will be earned upon achievement by KLA of a target Relative Free Cash Flow Margin performance among this peer group (the 55th percentile), and up to 150% of that target

2021 KLA PROXY STATEMENT

number of shares could be earned for performance at or above the 75th percentile. Because the Company’s relative performance over the three-year performance period was undeterminable as of the grant date of the PRSUs, the probable outcome of the performance-based conditions applicable to the awards as of the grant date, for purposes of the calculations set forth in this table, has been determined to be equal to 100% of the target number of shares underlying the applicable award. Accordingly, the amounts included in the table above attributable to PRSUs granted during fiscal year 2021 are as follows: (a) for Mr. Wallace, $5,603,408; (b) for Mr. Higgins, $1,648,061; (c) for Mr. Khan, $1,922,704; (d) for Mr. Lorig, $823,929; and (e) for Ms. Wilkinson, $0. The grant date fair value of the fiscal year 2021 PRSUs, if earned at their maximum, would be as follows: (a) for Mr. Wallace, $8,405,111; (b) for Mr. Higgins, $3,295,919; (c) for Mr. Khan, $3,845,408; (d) for Mr. Lorig, $1,647,857; and (e) for Ms. Wilkinson, $0. The Company’s achievement of the performance-based conditions applicable to the fiscal year 2021 PRSUs (and therefore the number of shares issuable under the fiscal year 2021 PRSUs) will be determined by the Compensation and Talent Committee (and, with respect to Mr. Wallace, the Outside Directors) following the completion of fiscal year 2023.

(6)	A portion of this amount reflects the estimated fair value of PRSUs based on the probable outcome (determined as of the grant date) of the performance-based conditions applicable to the awards and the closing fair market value of our Common Stock on the grant date. The number of shares issuable under the fiscal year 2020 PRSUs will be determined by the Company’s Relative Free Cash Flow Margin over the three-year period ending June 30, 2022, relative to our industry peer group. The fiscal year 2020 PRSUs are structured so that 100% of the target number of shares underlying the award will be earned upon achievement by KLA of a target Relative Free Cash Flow Margin performance among this peer group (the 55th percentile), and up to 150% of that target number of shares could be earned for performance at or above the 75th percentile. Because the Company’s relative performance over the three-year performance period was undeterminable as of the grant date of the PRSUs, the probable outcome of the performance-based conditions applicable to the awards as of the grant date, for purposes of the calculations set forth in this table, has been determined to be equal to 100% of the target number of shares underlying the applicable award. Accordingly, the amounts included in the table above attributable to PRSUs granted during fiscal year 2020 are as follows: (a) for Mr. Wallace, $5,277,954; (b) for Mr. Higgins, $1,759,273; (c) for Mr. Khan, $2,052,507; and (d) for Mr. Lorig, $762,356. The grant date fair value of the fiscal year 2020 PRSUs, if earned at their maximum, would be as follows: (a) for Mr. Wallace, $7,916,931; (b) for Mr. Higgins, $2,638,909; (c) for Mr. Khan, $3,078,761; and (d) for Mr. Lorig, $1,143,534. The Company’s achievement of the performance-based conditions applicable to the fiscal year 2020 PRSUs (and therefore the number of shares issuable under the fiscal year 2020 PRSUs) will be determined by the Compensation and Talent Committee (and, with respect to Mr. Wallace, the Outside Directors) following the completion of fiscal year 2022.

(7)	A portion of this amount reflects the estimated fair value of PRSUs and, for Messrs. Wallace, Higgins, and Khan, TSR Awards, based on the probable outcome (determined as of the grant date) of the performance-based conditions applicable to the awards and the fair value of our Common Stock on the grant date. The number of shares issuable under the fiscal year 2019 PRSUs for Messrs. Wallace, Higgins and Khan will be determined by the Company’s Relative Free Cash Flow Margin over the three-year period ending June 30, 2021 relative to our industry peer group. The fiscal year 2019 PRSUs are structured so that 100% of the target number of shares underlying the award will be earned upon achievement by KLA of a target Relative Free Cash Flow Margin performance among this peer group (the 55th percentile), and up to 150% of that target number of shares could be earned for performance at or above the 75th percentile. Because the Company’s relative performance over the three-year performance period was undeterminable as of the grant date of the PRSUs, the probable outcome of the performance-based conditions applicable to the awards as of the grant date, for purposes of the calculations set forth in this table, has been determined to be equal to 100% of the target number of shares underlying the applicable award. Accordingly, the amounts included in the table above attributable to PRSUs granted during fiscal year 2019 are as follows: (a) for Mr. Wallace, $4,902,644; (b) for Mr. Higgins, $1,361,813; and (c) for Mr. Khan, $1,498,053. The grant date fair value of the fiscal year 2019 PRSUs, if earned at their maximum, would be as follows: (a) for Mr. Wallace, $7,353,907; (b) for Mr. Higgins, $2,042,660; and (c) for Mr. Khan, $ 2,247,020. The Company’s achievement of the performance-based conditions applicable to the fiscal year 2019 PRSUs (and therefore the number of shares issuable under the fiscal year 2019 PRSUs) will be determined by the Compensation and Talent Committee (and, with respect to Mr. Wallace, the Outside Directors) following the completion of fiscal year 2021. The number of shares issuable to Messrs. Wallace, Higgins, and Khan under the TSR Awards will be determined based on total stockholder return against a base price of $116.391. The TSR Awards are structured so that 100% of the target number shares underlying the awards will be earned if the average closing price of our Common Stock over 20 consecutive trading days in the five-year period ending March 20, 2024 plus cash dividends per share distributed during that period exceed $203.684. Because achievement of the total stockholder return threshold was undeterminable as of the grant date of the TSR Awards, for purposes of the calculations set forth in this table, it has been determined to be equal to 100% of the target number of shares underlying the TSR Award. Accordingly, the amounts included in the table above attributable to the TSR Awards granted during fiscal year 2019 are as follows: (a) for Mr. Wallace, $7,812,457; (b) for Mr. Higgins, $2,499,877; and (c) for Mr. Khan, $2,749,991. The grant date fair value of the fiscal year 2019 TSR Awards, if earned at their maximum, would be as follows: (a) for Mr. Wallace, $11,024,461; (b) for Mr. Higgins, $3,749,815; and (c) for Mr. Khan, $4,124,987.

Of the NEOs, Messrs. Wallace and Khan participated in our EDSP during fiscal years 2021, 2020 or 2019. No portion of the applicable NEO’s investment earnings (or losses, as applicable) during fiscal years 2021, 2020 or 2019 on his nonqualified deferred compensation account under the EDSP was “above market” or “preferential.”Each participating NEO’s earnings (or losses, as applicable) corresponded to the actual market earnings (or losses, as applicable) on a select group of investment funds utilized to track the notional investment return on the officer’s account balance for the applicable fiscal year. The investment earnings (or losses, as applicable) under the EDSP for the NEOs who participated in such plan during the fiscal years 2021, 2020 and 2019 were as follows:

2021 KLA PROXY STATEMENT

Name	Year	Earnings on NEO’s EDSP Account ($)
Richard Wallace	2021	1,033,844
	2020	188,365
	2019	102,061
Ahmad Khan	2021	21,647
	2020	39,724
	2019	92,684

Grants of Plan-Based Awards

The following table provides certain summary information concerning each grant of an award made to a NEO during the fiscal year ended June 30, 2021, under a compensation plan. No stock options or stock appreciation rights were granted to any of the NEOs during the fiscal year ended June 30, 2021.

		Potential Payouts Under Non-Equity			Potential Future Payouts Under
		Incenitive Plan Awards(1)			Equity Incentive Plan Awards
								Grant Date
								Fair Value
								of Equity
Name and Principal		Threshold	Target	Maximum	Threshold	Target	Maximum	Awards
Position	Grant Date	($)(2)	($)(3)	($)(4)	(#)(5)	(#)(6)	(#)(7)	($)(8)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Richard Wallace	—	190,125	1,462,500	2,925,000
President & Chief	8/6/20(9)				18,348	18,348	18,348	3,735,469
Executive Officer	8/6/20(10)				6,880	27,523	41,284	5,603,407

Bren Higgins	—	71,500	550,000	1,110,000
Executive Vice President &	8/6/20(9)				8,094	8,094	8,094	1,647,857
Chief Financial Officer	8/6/20(10)				2,023	8,095	12,142	1,647,857

Ahmad Khan	—	74,500	575,000	1,150,000
President, Semiconductor	8/6/20(9)				9,444	9,444	9,444	1,922,703
Process Control	8/6/20(10)				2,361	9,444	14,166	1,922,703

Brian Lorig	—	43,600	335,385	670,770
Executive Vice President,	8/6/20(9)				4,047	4,047	4,047	823,928
Global Support and Services	8/6/20(10)				1,011	4,047	6,070	823,928

Mary Beth Wilkinson	—	13,000	100,000	200,000
Executive Vice President,	9/21/20(11)				16,565	16,565	16,565	2,999,922
Chief Legal Officer and
Corporate Secretary

2021 KLA PROXY STATEMENT

(1)	The amounts set forth in the table as “Potential Payouts Under Non-Equity Incentive Plan Awards” reflect the potential cash payouts (threshold, target and maximum) that could be earned under our calendar year 2021 Executive Incentive Plan (the “Calendar Bonus Plan”) based on the Company’s performance for calendar year 2021.

(2)	(2) The threshold amount is calculated as the minimum amount that could be payable under the Calendar Bonus Plan to the participating NEO assuming satisfaction of the initial performance threshold required to fund the particular plan (disregarding, for purposes of this calculation, potential adjustments of an executive’s bonus payout based on that executive’s bonus achievement percentage multiplier). Under the structure of the Calendar Bonus Plan, the actual percentage of the executive’s target bonus payable was or will be determined by a combination of (a) the Company’s achieved level of Operating Margin Dollars, and (b) an assessment by the Compensation and Talent Committee (or the Outside Directors, as applicable) of the extent to which the Company’s balanced scorecard goals for the applicable period had been achieved. If the Company had achieved exactly the threshold level of Operating Margin Dollars required to fund the Calendar Bonus Plan (and no higher), the Compensation and Talent Committee and the Outside Directors would have been able to set such percentage as low as 13% of the executives’ target bonus amounts based on their assessment of the Company’s balanced scorecard achievement.

(3)	The amount in column (d) reflects the amount that could be payable under the Calendar Bonus Plan to the participating NEO assuming payment of the officer’s full target bonus (disregarding, for purposes of this calculation, potential adjustments of an executive’s bonus payout based on that executive’s bonus achievement percentage multiplier). Under the structure of the Calendar Bonus Plan, a payout of 100% of a participant’s target bonus will be payable upon Company achievement of its target level of operating results (in terms of both the Company’s Operating Margin Dollar achievement and the Company’s achievement of its balanced scorecard goals).

(4)	The amount in column (e) reflects the maximum amount that was or is potentially payable under the Calendar Bonus Plan to the applicable NEO (disregarding, for purposes of this calculation, potential adjustments of an executive’s bonus payout based on that executive’s bonus achievement percentage multiplier). Under the structure of the Calendar Bonus Plan, each NEO could potentially have earned up to 200% of his or her target bonus, based on the Company’s Operating Margin Dollar achievement and the Compensation and Talent Committee’s assessment of the Company’s achievement of its balanced scorecard goals and the officer’s bonus achievement percentage multiplier.

(5)	The threshold amount is calculated as the minimum number of shares that would be able to be earned under the fiscal year 2021 RSUs (i.e., awards issued with only service-based vesting criteria and no performance-based vesting criteria) and PRSUs (i.e., awards issued with both service-based and performance-based vesting criteria) granted to the participating NEO assuming satisfaction of the initial performance threshold, if any, required to earn any shares under the applicable award. With respect to the fiscal year 2021 PRSUs, under the structure of such awards, the actual number of shares that will be potentially issuable under such award will be determined by the Company’s Relative Free Cash Flow Margin over the three-year period ending June 30, 2023. The number of shares reported in column (f) reflects the number of shares that would be earned by the participating NEO if the Company were to achieve, for the three-year performance period covered by those awards, exactly the threshold level of Relative Free Cash Flow Margin performance (the 30th percentile) necessary to earn any shares under the fiscal year 2021 PRSU award. If the Company were to achieve exactly the threshold level of Relative Free Cash Flow Margin performance for such period (and no higher), then 25% of the target number of shares subject to such awards would be able to be earned, subject to such officer’s satisfaction of the service-based vesting criteria applicable to such award.

(6)	The target amount is calculated as the number of shares that would be able to be earned under the fiscal year 2021 RSUs and PRSUs granted to the applicable NEO assuming Company performance at target. With respect to the fiscal year 2021 RSUs, they contain no performance-based vesting criteria, so the total number of shares subject to such RSU is reported in column (g). With respect to the fiscal year 2021 PRSUs, the number of shares reported in column (g) reflects the number of shares that would be earned if the Company were to achieve exactly its target level of three-year Relative Free Cash Flow Margin performance (the 55th percentile) for the three-year performance period covered by the award. If the Company were to achieve that target level of Relative Free Cash Flow Margin performance, then one hundred percent (100%) of the target number of shares subject to the fiscal year 2021 PRSUs would be able to be earned, subject to such officer’s satisfaction of the service-based vesting criteria applicable to such awards.

(7)	The maximum amount reflects the maximum number of shares potentially earnable under the applicable award. With respect to the fiscal year 2021 RSUs, they contain no performance-based vesting criteria, so the total number of shares subject to such RSU is reported in column (h). With respect to the fiscal year 2021 PRSUs, the number of shares reported in column (h) reflects the maximum number of shares that can potentially be earned under those awards. Under the terms of the fiscal year 2020 PRSUs, the participating NEO can potentially earn up to 150% of the target number of shares subject to those awards if the Company’s three-year Relative Free Cash Flow Margin performance for the three-year period ending June 30, 2023, equals or exceeds the 75th percentile, subject to such officer’s satisfaction of the service-based vesting criteria applicable to such awards.

(8)	The dollar value reported in column (i) represents the grant date fair value of the applicable RSU or PRSU calculated in accordance with the SEC’s applicable requirements. With respect to RSUs, the grant date fair value of each such RSU has been computed in accordance with ASC 718. The ASC 718 grant date fair value of each RSU award was calculated based on the closing fair market value of our Common Stock on the grant date. With respect to PRSUs, the grant date fair value of the award has been computed in accordance with ASC 718 based on the probable outcome (determined as of the grant date) of the performance-based conditions applicable to the award and the closing fair market value of our Common Stock on the grant date. Because the PRSUs granted during fiscal year 2021 were structured so that they would be fully earned upon achievement by KLA of its target level of three-year Relative Free Cash Flow Margin performance over the three-year period ending June 30, 2023 (a target that was considered difficult to achieve at the time of grant), the probable outcome of the performance-based conditions applicable to the awards as of the grant date, for purposes of the calculations set forth in this table, has been determined to be equal to the target number of shares potentially issuable under the applicable award.

(9)	Reflects an award of RSUs that only has a service-vesting component tied to continued service beyond fiscal year 2021. Twenty-five percent (25%) of the shares will vest on the one-year anniversary of the grant date, and an additional twenty-five percent (25%) will vest on each of the second, third

2021 KLA PROXY STATEMENT

and fourth yearly anniversaries of the grant date, provided the NEO continues in our service through the applicable vesting date. The underlying shares may also vest on an accelerated basis in the event the NEO’s employment terminates under certain circumstances, as described in the section of this Proxy Statement entitled “Potential Payments Upon Termination or Change of Control.”

(10)	Reflects an award of PRSUs (equal to fifty percent (50%) of the executive officer’s total equity awards on the grant date, or sixty percent (60%) in the case of the CEO) that have both a performance-vesting component tied to the Company’s three-year Relative Free Cash Flow Margin over the three-year period ending June 30, 2023, and a service-vesting component tied to continued service. The achievement of the performance-vesting component of PRSUs (i.e., the number of shares that will be issuable to the NEO under his or her PRSU, if he or she satisfies the applicable service-vesting requirements) will be determined following June 30, 2023. Fifty percent (50%) of the earned shares will vest on the three-year anniversary of the grant date (or on the date that such shares are determined to have been earned, if that date is later than the three-year anniversary of the grant date) and the remaining fifty percent (50%) will vest on the fourth anniversary of the date of grant, provided the NEO continues in our service through the applicable vesting date. The underlying shares may also vest on an accelerated basis in the event the NEO’s employment terminates under certain circumstances, as described in the section of this Proxy Statement entitled “Potential Payments Upon Termination or Change of Control.”

(11)	Reflects an award of RSUs that only has a service-vesting component tied to continued service beyond fiscal year 2021. One-third (1/3) of the shares will vest on the one-year anniversary of the grant date, and an additional one-third will vest on each of the second and third yearly anniversaries of the grant date, provided the NEO continues in our service through the applicable vesting date. The underlying shares may also vest on an accelerated basis in the event the NEO’s employment terminates under certain circumstances, as described in the section of this Proxy Statement entitled “Potential Payments Upon Termination or Change of Control.”

2021 KLA PROXY STATEMENT

Outstanding Equity Awards at Fiscal Year End

The following table provides certain summary information concerning outstanding equity awards held by the NEOs as of June 30, 2021.

	Stock awards
	Equity incentive plan awards:	Equity incentive plan awards:
	number of unearned shares,	market or payout value of
	units or other rights that have	unearned shares, units or other
Name and principal position	not vested (#)	rights that have not vested ($)(1)
Richard Wallace	28,140(2)	9,123,269
President & CEO	62,074(3)	20,125,011
	116,958(4)(5)	37,918,953
	57,885(6)	18,766,895
	41,284(7)	13,384,685
	58,940(8)	19,108,937
Bren Higgins	7,035(2)	2,280,817
Executive Vice President & Chief	17,242(3)	5,590,028
Financial Officer	41,439(4)	13,434,938
	19,294(6)	6,255,307
	12,142(7)	3,936,557
	26,302(8)	8,527,371
Ahmad Khan	5,471(2)	1,773,753
President, Semiconductor	18,967(3)	6,149,291
Process Control	45,585(4)	14,779,112
	22,510(6)	7,297,967
	14,166(7)	4,592,758
	30,966(8)	10,039,487
Brian Lorig	2,345(2)	760,272
Executive Vice President	8,277(3)	2,683,486
Global Support and Services	19,890(4)	6,448,537
	8,361(6)	2,710,719
	6,070(7)	1,967,954
	11,923(8)	3,865,556
Mary Beth Wilkinson	16,565(9)	5,370,538
Executive Vice President,
Chief Legal Officer and
Corporate Secretary

(1)	Calculated based on the $324.21 closing price per share of our Common Stock on June 30, 2021.

(2)	Represents the maximum number of shares of our Common Stock that could be earned under PRSUs that were granted to the applicable executive officer in August 2017. The achievement of the performance-vesting component of these PRSUs was determined following the completion of fiscal year 2020 based on the Company’s three-year Relative Free Cash Flow Margin over fiscal years 2018, 2019 and 2020 relative to our industry peer group. Fifty percent (50%) of the earned shares vested on or around the three-year anniversary of the grant date, and the remaining fifty percent (50%) vested on the four-year anniversary of the grant date.

2021 KLA PROXY STATEMENT

(3)	Represents the maximum number of shares of our Common Stock that could be earned under PRSUs that were granted to the applicable executive officer in August 2018. The achievement of the performance-vesting component of these PRSUs was determined following the completion of fiscal year 2021 based on the Company’s three-year Relative Free Cash Flow Margin over fiscal years 2019, 2020 and 2021 relative to our industry peer group. Fifty percent (50%) of the earned shares vested on or about the three-year anniversary of the grant date, and the remaining fifty percent (50%) will vest on the four-year anniversary of the grant date, provided the NEO continues in our employ through the applicable vesting date. The underlying shares may also vest on an accelerated basis in the event the NEO’s employment terminates under certain circumstances, as described in the section of this Proxy Statement entitled “Potential Payments Upon Termination or Change of Control.”

(4)	Represents the maximum number of shares of our Common Stock that could be earned under TSR Awards that were granted to the applicable executive officer in 2019. The achievement of the performance-vesting component of these PRSUs will be determined during the five-year period ending March 20, 2024. One-third of the earned shares can vest no earlier than March 20, 2022 and the remaining one-third and one-third can vest no earlier than March 20, 2023 and 2024, respectively, provided the NEO continues in our employ through the applicable vesting date. The underlying shares may also vest on an accelerated basis in the event the NEO’s employment terminates under certain circumstances, as described in the section of this Proxy Statement entitled “Potential Payments Upon Termination or Change of Control.” The performance conditions under the TSR Awards have been satisfied in full.

(5)	In compliance with the 2004 Equity Incentive Plan’s maximum individual share limit, Mr. Wallace’s earned TSR Award shares were capped at 116,958.

(6)	Represents the maximum number of shares of our Common Stock that could be earned under PRSUs that were granted to the applicable executive officer in August 2020. The achievement of the performance-vesting component of these PRSUs will be determined following the completion of fiscal year 2023 based on the Company’s three-year Relative Free Cash Flow Margin over fiscal years 2021, 2022 and 20232 relative to our industry peer group. Fifty percent (50%) of the earned shares will vest on the three-year anniversary of the grant date, and the remaining fifty percent (50%) will vest on the four-year anniversary of the grant date, provided the NEO continues in our employ through the applicable vesting date. The underlying shares may also vest on an accelerated basis in the event the NEO’s employment terminates under certain circumstances, as described in the section of this Proxy Statement entitled “Potential Payments Upon Termination or Change of Control.”

(7)	Represents the maximum number of shares of our Common Stock that could be earned under PRSUs that were granted to the applicable executive officer in August 2020. The achievement of the performance-vesting component of these PRSUs will be determined following the completion of fiscal year 2023 based on the Company’s three-year Relative Free Cash Flow Margin over fiscal years 2021, 2022 and 2023 relative to our industry peer group. Fifty percent (50%) of the earned shares will vest on the three-year anniversary of the grant date, and the remaining fifty percent (50%) will vest on the four-year anniversary of the grant date, provided the NEO continues in our employ through the applicable vesting date. The underlying shares may also vest on an accelerated basis in the event the NEO’s employment terminates under certain circumstances, as described in the section of this Proxy Statement entitled “Potential Payments Upon Termination or Change of Control.”

(8)	Reflects an award of RSUs that only has a service-vesting component tied to continued service beyond fiscal year 2021. One-third (1/3) of the shares will vest on the one-year anniversary of the grant date, and an additional one-third will vest on each of the second and third yearly anniversaries of the grant date, provided the NEO continues in our service through the applicable vesting date. The underlying shares may also vest on an accelerated basis in the event the NEO’s employment terminates under certain circumstances, as described in the section of this Proxy Statement entitled “Potential Payments Upon Termination or Change of Control.”

2021 KLA PROXY STATEMENT

		Total Number	Number of Shares
	RSU Award	of Shares	Vested and Issued
Name	Date	Subject to Award	Before July 1, 2021
Richard Wallace	8/6/2020	18,348	—
	8/1/2019	25,726	6,432
	8/2/2018	27,589	13,795
	8/3/2017	30,016	22,512
Bren Higgins	8/6/2020	8,094	—
	8/1/2019	12,863	3,216
	8/2/2018	11,495	5,748
	8/3/2017	11,256	8,442
Ahmad Khan	8/6/2020	9,444	—
	8/1/2019	15,007	3,752
	8/2/2018	12,645	6,323
	11/1/2017	7,029	5,272
	8/3/2017	8,755	6,567
Brian Lorig	8/6/2020	4,047	—
	8/1/2019	5,574	1,394
	8/2/2018	5,518	2,760
	8/3/2017	3,752	2,814
Mary Beth Wilkinson	9/21/2020	16,565	—

(9)	Reflects an award of RSUs that only has a service-vesting component tied to continued service beyond fiscal year 2021. One-third (1/3) of the shares will vest on the one-year anniversary of the grant date, and an additional one-third (1/3) will vest on each of the second and third yearly anniversaries of the grant date, provided the NEO continues in our service through the applicable vesting date. The underlying shares may also vest on an accelerated basis in the event the NEO’s employment terminates under certain circumstances, as described in the section of this Proxy Statement entitled “Potential Payments Upon Termination or Change of Control.”

2021 KLA PROXY STATEMENT

Option Exercises and Stock Vested

The following table sets forth information with respect to shares of our Common Stock subject to RSUs or PRSUs held by the NEOs that vested during the fiscal year ended June 30, 2021. No stock appreciation rights or stock options were exercised by the NEOs during the fiscal year ended June 30, 2021.

	Stock Awards
	Number of
	Shares Acquired	Value Realized
Name and Principal Position	on Vesting (#)(1)	on Vesting ($)(2)
Richard Wallace	78,011	16,139,913
President & Chief Executive Officer
Bren Higgins	28,641	6,051,534
Executive Vice President & Chief Financial Officer
Ahmad Khan	26,524	5,528,571
President, Semiconductor Process Control
Brian Lorig	10,662	2,213,145
Executive Vice President, Global Support and Services
Mary Beth Wilkinson	0	—
Executive Vice President, Chief Legal Officer & Corporate Secretary

(1)	Our 2004 Equity Plan allows us to withhold shares issuable upon a vesting event to pay for the applicable withholding tax with respect to such vesting event. The gross number of shares acquired on vesting, which is set forth in the table above, was reduced by the withheld shares, and the net remaining shares were issued to each NEO. The following reflects the net number of shares that were issued to each NEO, after giving effect to such withholding, during the fiscal year ended June 30, 2021: Mr. Wallace: 39,331 shares; Mr. Higgins: 14,443 shares; Mr. Khan: 13,369 shares; Mr. Lorig: 5,751 shares; Ms. Wilkinson: 0 shares.

(2)	Based on the closing market price of the vested shares on the vesting date (or, if the vesting date occurred on a day on which the NASDAQ Stock Market was closed for trading, the closing market price of our Common Stock on the last completed trading day immediately prior to the vesting date). Does not include dividend equivalent rights on the vested shares.

Nonqualified Deferred Compensation

We have established the EDSP in order to provide our executive officers and other key employees with the opportunity to defer all or a portion of their cash compensation each year. Pursuant to the plan, each participant can elect to defer between 5 to 100% of his or her salary, commissions and bonuses for the fiscal year. The deferred amount is credited to an account maintained in his or her name on our books. The portion of the account attributable to the participant’s deferral is fully vested at all times but is not matched with any Company funds. The account is periodically adjusted to reflect earnings (or losses) based on the participant’s investment elections among a select group of investment funds utilized to track the notional investment return on the account balance. As of June 30, 2021, there were a total of 18 investment funds available for selection under the EDSP, and the participant may periodically change his or her investment elections. The participant may elect to receive his or her vested account balance upon termination of employment or at an earlier designated date. The distribution may, at the participant’s election, be made in a lump sum or in quarterly installments over a period ranging from five years to fifteen years, depending on the circumstances triggering the distribution event. A participant can receive an early distribution of a portion of his or her vested account balance in the event of a financial hardship or in the event he or she agrees to forfeit a designated percentage of his or her remaining account balance. We maintain life insurance policies on EDSP participants as a funding vehicle for a portion of our obligations under the EDSP.

2021 KLA PROXY STATEMENT

The following table shows the deferred compensation activity for each NEO during the fiscal year ended June 30, 2021 (Mr. Higgins and Ms. Wilkinson had no activity:

	Executive	Company	Aggregate
	Contributions	Contributions	Earnings in	Aggregate	Aggregate
	in Fiscal Year	in Fiscal Year	Fiscal Year 2021	Withdrawals/	Balance as of
Name and Principal Position	2021 ($)	2021 ($)	($)(1)(2)	Distributions ($)	June 30, 2021($)
(a)	(b)	(c)	(d)	(e)	(f)
Richard Wallace	—	—	1,075,655	—	3,343,683
President & Chief Executive Officer
Ahmad Khan	—	—	13,526	—	208,389
President, Semiconductor Process Control
Brian Lorig	—	—	478,131	—	2,190,692
Executive Vice President,
Global Support and Services

(1)	The reported amount corresponds to a composite of the actual market earnings on a group of investment funds selected by the applicable executive officer for purposes of tracking the notional investment return on the officer’s account balance for fiscal year 2021. No portion of the reported amount was “above market” or “preferential.” Accordingly, amounts reported in this column (d) for each NEO are not reported in the Summary Compensation Table.

(2)	The 18 investment funds named below were available for selection under the EDSP for some or all of fiscal year 2021. The rate of return for each such fund for fiscal year 2021 was as follows:

% Rate of Return
Name of Fund	for Fiscal Year 2021
American Funds IS Growth	55.34%
Deutsche Small Cap Index VIP A	61.72%
DFA VA US Targeted Value	81.40%
MFS VIT Global Equity Initial	38.98%
PIMCO VIT Total Return Institutional	38.98%
T. Rowe Price Blue Chip Growth	36.33%
T. Rowe Price Mid Cap Growth	38.62%
Templeton Foreign VIP	32.63%
Transamerica JP Morgan Mid Cap Value VP Initial	51.26%
Vanguard VIF Balanced	25.95%
Vanguard VIF Equity Income	37.25%
Vanguard VIF Equity Index	40.62%
Vanguard VIF High Yield Bond	11.47%
Vanguard VIF International	50.43%
Vanguard VIF REIT Index	34.17%
Vanguard VIF Small Company Growth	53.64%
Vanguard VIF Total Bond Market Index	-0.39%
Wells Fargo Government Money Market Institutional	0.01%

2021 KLA PROXY STATEMENT

Potential Payments Upon Termination or Change of Control

In January 2006, our Board adopted an Executive Severance Plan (the “Original Severance Plan”). In November 2010, our Compensation and Talent Committee adopted a 2010 Executive Severance Plan (the “2010 Severance Plan”). The 2010 Severance Plan exists in parallel with the Original Severance Plan, which remains in full force and effect for existing participants under that plan until terminated or modified in accordance with its terms. No participant under the 2010 Severance Plan is eligible to simultaneously participate under the Original Severance Plan, and no participant under the Original Severance Plan is eligible to simultaneously participate under the 2010 Severance Plan.

The Original Severance Plan and the 2010 Severance Plan each provide certain compensation and benefits if a participant’s employment with us terminates under certain defined circumstances. In exchange for receiving benefits under either plan, the participant must agree to certain non-solicitation restrictions for the period of time co-terminous with the period for which he or she will receive continued compensation and benefits under the applicable plan. All of our NEOs participated in either the Original Severance Plan or the 2010 Severance Plan during fiscal year 2021, as described in more detail below, other than Ms. Wilkinson, who will participate in the 2010 Severance Plan beginning in fiscal year 2022.

The terms of and benefits payable under our two severance plans are in many ways similar to one another. In October 2016, the Compensation and Talent Committee approved amendments to the Original Severance Plan to eliminate the tax gross-up provisions related to excise taxes that may be imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), as the result of a participant receiving a payment that would constitute a “parachute payment” within the meaning of Code Section 280G upon or in connection with a change of control of the Company. Both severance plans contain a “best results” provision, which is described in more detail below.

Original Severance Plan

Mr. Wallace currently participates in the Original Severance Plan.

If Mr. Wallace is terminated other than for cause, or voluntarily resigns for good reason, prior to a change of control, then he will receive (i) salary continuation payments for two years payable in a lump sum, (ii) a pro-rated annual incentive payment for the fiscal year of his termination or resignation (calculated based on his annual incentive bonus for the then-most recently completed calendar year and the proportion of the then-current fiscal year served through the date of termination or resignation), (iii) pro-rated vesting of all of his outstanding equity awards through the date of his termination or resignation (rounded up to the next whole month and disregarding any “cliff-vesting” provisions applicable to the award), and (iv) the extension of the post-termination exercise period of each stock option or stock appreciation right granted after January 1, 2006, so that the option or right will remain exercisable for twelve months following the date of termination or resignation, but in no event beyond the original term of the award. The calculation in clause (iii) of this paragraph with respect to any performance-based equity awards for which the achievement of the applicable performance criteria has not yet been determined as of the participant’s termination date will be delayed until the extent of the achievement of those criteria (and thus the maximum number of shares issuable under the applicable award) has been finally determined in accordance with the terms of the applicable award.

If Mr. Wallace is terminated other than for cause, or voluntarily resigns for good reason, within two years following a change of control, then he will receive (i) salary continuation payments for three years payable in a lump sum, (ii) an amount equal to three times his average annual bonus for the preceding three completed years, payable in a lump sum, (iii) a pro-rated annual incentive payment for the fiscal year of his termination or resignation (calculated as described in clause (ii) of the preceding paragraph), (iv) 100% vesting acceleration of all of his outstanding equity awards, (v) an additional $2,000 per month for the three-year severance period payable in a lump sum, and (vi) the extension of the post-termination exercise period of each stock option or stock appreciation right granted after January 1, 2006, so that the option or right will remain exercisable for twelve months following the date of termination or resignation, but in no event beyond the original term of the award. As of June 30, 2021, the calculation in clause (iv) of this paragraph with respect to any performance-based equity awards for which the achievement of the applicable performance criteria had not yet been determined as of the participant’s termination date would have been calculated, pursuant to the terms of the applicable awards, based on a shortened performance period, which would have been deemed to have ended as of the most recent fiscal quarter end preceding the closing date of the change of control.

Mr. Wallace is also eligible for the Executive Retiree Medical Benefits in accordance with the terms described above.

The RSUs, PRSUs and TSR Awards granted to Mr. Wallace were issued with dividend

2021 KLA PROXY STATEMENT

equivalent rights. These dividend equivalent rights entitle the recipient to receive credits, payable in cash or additional shares of our Common Stock, equal to the cash dividends that would have been received on the shares of our Common Stock had the shares been issued and outstanding on the dividend record date. The dividend equivalents would only be paid to the recipient upon vesting or settlement of the underlying award (including satisfaction of any performance-vesting criteria associated with any performance-based awards). Accordingly, in connection with an acceleration of vesting of certain outstanding equity awards held by Mr. Wallace, he would be entitled to receive accrued dividend equivalents attributable to his accelerated equity awards.

The Original Severance Plan provides that, if a payment under the Original Severance Plan would constitute a “parachute payment” and would therefore be subject to Code Section 4999 excise tax, then the payment will be reduced to either (a) the largest portion of the payment that would result in no portion of the payment being subject to the excise tax, or (b) the largest portion, up to and including the total, of the payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the excise tax (all computed at the highest applicable marginal rate), results in the participant’s receipt, on an after-tax basis, of the greater amount of the payment, notwithstanding that all or some portion of the payment may be subject to the excise tax.

2010 Severance Plan

Messrs. Higgins, Khan and Lorig participate in the 2010 Severance Plan, which was amended by the 2015 Severance Plan Amendments in September 2015. They each have the right to receive benefits under that plan solely in connection with a termination of their employment under certain circumstances within one year following a change of control of the Company.

If Messrs. Higgins, Khan or Lorig is terminated other than for cause, or voluntarily resigns for good reason, within one year following a change of control, then such officer will receive (i) salary continuation payments for 18 months payable in a lump sum, (ii) a pro-rated annual incentive payment for the fiscal year of his termination or resignation (calculated based on such officer’s annual incentive bonus for the then-most recently completed year and the proportion of the then-current fiscal year served through the date of termination or resignation), (iii) 100% vesting acceleration of all of his outstanding equity awards, and (iv) the extension of the post-termination exercise period of each stock option or stock appreciation right granted after January 1, 2006, so that the option or right will remain exercisable for twelve months following the date of termination or resignation, but in no event beyond the original term of the award. As of June 30, 2021, the calculation in clause (iii) of this paragraph with respect to any performance-based equity awards for which the achievement of the applicable performance criteria had not yet been determined as of the participant’s termination date would have been calculated, pursuant to the terms of the applicable awards, based on a shortened performance period, which would have been deemed to have ended as of the most recent fiscal quarter end preceding the closing date of the change of control.

Certain of the RSUs and PRSUs granted to Messrs. Higgins, Khan or Lorig were issued with dividend equivalent rights. These dividend equivalent rights entitle the recipient to receive credits, payable in cash or additional shares of our Common Stock, equal to the cash dividends that would have been received on the shares of our Common Stock had the shares been issued and outstanding on the dividend record date. The dividend equivalents would only be paid to the recipient upon vesting or settlement of the underlying award (including satisfaction of any performance-vesting criteria associated with any performance-based awards). Accordingly, in connection with an acceleration of vesting of certain outstanding equity awards held by Messrs. Higgins, Khan or Lorig, such officer would be entitled to receive accrued dividend equivalents attributable to his accelerated equity awards.

The 2010 Severance Plan provides that, if a payment under the 2010 Severance Plan would constitute such a “parachute payment” and would therefore be subject to Code Section 4999 excise tax, then the payment will be reduced to either (a) the largest portion of the payment that would result in no portion of the payment being subject to the excise tax, or (b) the largest portion, up to and including the total, of the payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the excise tax (all computed at the highest applicable marginal rate), results in the participant’s receipt, on an after-tax basis, of the greater amount of the payment, notwithstanding that all or some portion of the payment may be subject to the excise tax.

Ms. Wilkinson did not participate in the 2010 Severance Plan in fiscal year 2021. The benefits she would have received in the event of a termination without cause in fiscal year 2021 were governed by her offer letter. Under the terms of her offer letter, upon a termination without cause, she would receive one year of base salary plus her target annual bonus for the fiscal year. Ms. Wilkinson will participate in the 2010 Severance Plan beginning in fiscal year 2022.

2021 KLA PROXY STATEMENT

Table Reflecting Potential Termination and Change of Control Payments

The following table shows the estimated amounts that would have been payable to each of the NEOs upon the occurrence of each of the indicated events, had the applicable event occurred on June 30, 2021. For such officers, the amount attributable to the accelerated vesting of PRSUs and RSUs is based upon the closing fair market value of our Common Stock on the last trading day of fiscal year 2021 ($324.21 per share). The actual compensation and benefits the officer would receive at any subsequent date would likely vary from the amounts set forth below as a result of certain factors, such as a change in the price of our Common Stock and any additional benefits the officer may have accrued as of that time under applicable benefit or compensation plans. The amounts that would have been payable to each of our NEOs upon the occurrence of the indicated event had the applicable event occurred on June 30, 2021, are as follows:

Original Severance Plan

		Salary/Bonus
		Continuation		Accelerated	Payment
		and		Vesting of	of Dividend
Name and Principal		Severance	Pro-rated	Stock Awards	Equivalents
Position	Event	Payments ($)	Bonus ($)	($)(1)	($)(2)	Total ($)
Richard Wallace President & Chief Executive Officer	Termination without Cause or Resignation for Good Reason(3)	1,950,000	2,895,750	57,089,490(4)(6)	1,457,588	63,392,828
	Termination without Cause or Resignation for Good Reason following a Change of Control(3)(5)	10,735,830	2,895,750	112,047,624(7)	2,696,431	128,375,635

2010 Severance Plan (or in the case of Ms. Wilkinson, her offer letter)

				Accelerat-	Payment
		Salary /		ed Vesting	of Dividend
Name and Principal		Bonus	Pro-rated	of Stock	Equivalents
Position	Event	Continuation ($)	Bonus ($)	Awards ($)(1)	($) (2)	Total ($)
Bren Higgins Executive Vice President & Chief Financial Officer	Termination without Cause or Resignation for Good Reason following a Change of Control (3)(5)	825,000	1,089,000	38,080,734(7)	897,378	40,892,112
Ahmad Khan President,Semiconductor Process Control	Termination without Cause or Resignation for Good Reason following a Change of Control(3)(5)	862,500	1,138,500	42,462,108(7)	986,323	45,449,431
Brian Lorig Executive Vice President, Global Support and Services	Termination without Cause or Resignation for Good Reason following a Change of Control(3)(5)	675,000	608,723	17,359,500(7)	401,966	19,045,189
Mary Beth Wilkinson Executive Vice President, Chief Legal Officer and Corporate Secretary	Termination without Cause or Resignation for Good Reason following a Change of Control	500,000	400,000	—	—	900,000

(1)	As noted above, pursuant to the terms of the Original Severance Plan and the 2010 Severance Plan, the vesting acceleration of outstanding equity awards, when applied to any PRSUs for which the achievement of the applicable performance criteria has not yet been determined as of the participant’s termination date, is to be delayed until the extent of the achievement of those criteria (and thus the maximum number of shares issuable under the applicable award) has been finally determined in accordance with the terms of the applicable award, except that, under the Original Severance Plan and the 2010 Severance Plan, in a qualifying termination following a Change of Control, the vesting acceleration of performance-based equity awards for which the achievement of the applicable performance criteria has not yet been determined as of the participant’s termination date is based on a shortened performance period, which would have been deemed to have ended as of the most recent fiscal quarter end preceding the closing date of the Change of Control.

The number of shares earnable under the fiscal year 2021 PRSUs is based on the Company’s achieved level of Relative Free Cash Flow Margin over the three-year period ending June 30, 2023. Under the terms of the fiscal year 2021 PRSUs, however, in the event of a Change of Control of the Company during the three-year performance period, the performance period will be shortened, so that it ends as of the most recent fiscal quarter end preceding the closing date of the Change of Control. Using that methodology, the fiscal year 2021 PRSUs have been included for purposes of this table at 132% of the target number of shares underlying the awards.

The number of shares earnable under the fiscal year 2020 PRSUs is based on the Company’s achieved level of Relative Free Cash Flow Margin over the three-year period ending June 30, 2022. Under the terms of the fiscal year 2020 PRSUs, however, in the event of a Change of Control of the Company during the three-year performance period, the performance period will be shortened, so that it ends as of the most recent fiscal quarter end preceding the closing date of the Change of Control. Using that methodology, the fiscal year 2020 PRSUs have been included for purposes of this table at 129% of the target number of shares underlying the awards.

2021 KLA PROXY STATEMENT

The number of shares earnable under the fiscal year 2019 PRSUs is based on the Company’s achieved level of Relative Free Cash Flow Margin over the three-year period ending June 30, 2021. Under the terms of the fiscal year 2019 PRSUs, however, in the event of a Change of Control of the Company during the three-year performance period, the performance period will be shortened, so that it ends as of the most recent fiscal quarter end preceding the closing date of the Change of Control. Using that methodology, the fiscal year 2019 PRSUs have been included for purposes of this table at 134% of the target number of shares underlying the awards, which is the achievement percentage approved by the Compensation and Talent Committee and the Outside Directors in August 2021.

(2)	The RSUs, PRSUs and TSR Awards granted to the NEOs were issued with dividend equivalent rights. These dividend equivalent rights entitle the recipient to receive credits, payable in cash or additional shares of our Common Stock, equal to the cash dividends that would have been received on the shares of our Common Stock had the shares been issued and outstanding on the dividend record date. The dividend equivalents would only be paid to the recipient upon vesting or settlement of the underlying award (including satisfaction of any performance-vesting criteria associated with any performance-based awards).

(3)	For purposes of the Original Severance Plan and the 2010 Severance Plan, “Cause” means (A) outside of the applicable period following a Change of Control (two years for the Original Severance Plan; one year for the 2010 Severance Plan), the occurrence of any of the following events: (i) the participant’s conviction of, or plea of nolo contendre to, a felony; (ii) the participant’s gross misconduct; (iii) any material act of personal dishonesty taken by the participant in connection with his or her responsibilities as an employee of the Company, or (iv) the participant’s willful and continued failure to perform the duties and responsibilities of his or her position after there has been delivered to the participant a written demand for performance from the Board which describes the basis for the Board’s belief that the participant has not substantially performed his or her duties and provides the participant with thirty (30) days to take corrective action, and (B) within the applicable period following a Change of Control, the occurrence of any of the following events: (i) the participant’s conviction of, or plea of nolo contendre to, a felony that the Board reasonably believes has had or will have a material detrimental effect on our reputation or business; (ii) the participant’s willful gross misconduct with regard to the Company that is materially injurious to us; (iii) any act of personal dishonesty taken by the participant in connection with his or her responsibilities as an employee of the Company with the intention or reasonable expectation that such action may result in substantial personal enrichment of the participant or (iv) the participant’s willful and continued failure to perform the duties and responsibilities of his or her position after there has been delivered to the participant a written demand for performance from the Board which describes the basis for the Board’s belief that the participant has not substantially performed his or her duties and provides the participant with thirty (30) days to take corrective action.

For purposes of the Original Severance Plan and the 2010 Severance Plan, “Good Reason” means the occurrence of any of the following events without the participant’s written consent: (i) a material change in the participant’s reporting requirements such that the participant is required to report to a person whose duties, responsibilities and authority are materially less than those of the person to whom the par-ticipant was reporting immediately prior to such change; (ii) a material reduction of the participant’s duties, authority or responsibilities; (iii) a material reduction in the participant’s base salary, other than a reduction that applies to other executives generally; (iv) a material reduction in the aggregate level of the participant’s overall compensation, other than a reduction that applies to other executives generally; or (v) a material relocation of the participant’s office, with a relocation of more than fifty (50) miles from its then present location to be deemed material, unless such relocated office is closer to the participant’s then principal residence; provided however, that in no event shall Good Reason exist unless (a) the participant provides us, within ninety (90) days after the occurrence of the event or transaction, written notice specifying in detail the grounds for a purported Good Reason resignation, (b) we fail to cure the purported grounds for the Good Reason within thirty (30) days following the receipt of such notice, and (c) the participant resigns within sixty (60) days after we fail to take such timely curative action, but in no event more than one hundred eighty (180) days after the occurrence of the event or transaction identified in the notice to us as the grounds for the Good Reason resignation.

(4)	The vesting schedules for the RSUs and PRSUs outstanding as of June 30, 2021, are listed in the footnotes to the table entitled “Outstanding Equity Awards at Fiscal Year End.” The amounts marked by this footnote (4) reflect the pro-rated vesting of the applicable officer’s outstanding equity awards through the date of his or her termination or resignation, without giving effect to the “cliff-vesting” provisions applicable to the awards and considering the maximum potential payout for the performance-based awards.

(5)	For purposes of the Original Severance Plan and the 2010 Severance Plan, a “Change of Control” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing 50% or more of the total voting power represented by our then outstanding voting securities; (ii) the sale or disposition by us of all or substantially all of our assets; (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (iv) a change in the composition of our Board, as a result of which fewer than a majority of the directors are Incumbent Directors (where “Incumbent Directors” means directors who either (A) were directors of the Company as of a specified date (February 16, 2006 for the Original Severance Plan; November 3, 2010 for the 2010 Severance Plan), or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transactions described in subsections (i), (ii) or (iii), or in connection with an actual or threatened proxy contest relating to the election of directors of the Company).

(6)	In compliance with the 2004 Equity Incentive Plan’s maximum individual share limit, Mr. Wallace’s earned TSR Award shares were capped at 116,958.

(7)	The amounts marked by this footnote (7) reflect both (a) the pro-rated vesting of the applicable officer’s outstanding equity awards through the date of his or her termination or resignation, without giving effect to the “cliff-vesting” provisions applicable to the awards, and (b) the accelerated vesting of the applicable officer’s outstanding equity awards for service periods after the date of his or her termination or resignation. The following table provides the breakdown for each such reported amount:

2021 KLA PROXY STATEMENT

		Value of Accelerated
	Value of Pro-Rated	Vesting for Service
	Vesting Through Date of	Period After Date
	Termination/	of Termination/	Total Value
Name	Resignation ($)	Resignation ($)	Reported ($)
Richard Wallace	57,089,490	54,958,134	112,047,624
Bren Higgins	18,626,189	19,454,545	38,080,734
Ahmad Khan	18,021,861	24,440,247	42,462,108
Brian Lorig	7,398,472	9,961,028	17,359,500

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Wallace, our President and Chief Executive Officer. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

As disclosed in the Summary Compensation Table, the fiscal 2021 annual total compensation as determined under Item 402 of Regulation S-K for Mr. Wallace was $13,710,388. The fiscal 2021 annual total compensation as determined under Item 402 of Regulation S-K for the median employee was $93,160. Based on the foregoing, our estimate of the ratio of Mr. Wallace’s annual total compensation to the median employee’s annual total compensation for fiscal 2021 is 147 to 1. Given the different methodologies that various public companies will use to determine an estimate of their pay ratios, the estimated ratio reported above should not be used as a basis for comparison between companies.

As permitted by SEC rules, we used the same median employee as we used in fiscal 2019, as we believe the changes to our employee population and compensation have not significantly impacted our pay ratio. On June 30, 2021, we and our subsidiaries employed a total of 11,300 employees. For fiscal 2019, we identified the median employee based on total target compensation of each employee within our global workforce as set forth in our human resources databases, which included target salary, cash bonus, equity compensation and other long-term incentive compensation for fiscal 2019. For employees outside the United States, we converted their compensation to U.S. dollars using prevailing exchange rates as of June 30, 2021.

We calculated the total annual compensation for the “median employee” for fiscal 2021 in the same manner in which Mr. Wallace’s total annual compensation was calculated in the Summary Compensation Table.

2021 KLA PROXY STATEMENT

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Related Party Transactions

Our Standards of Business Conduct require that all employees and Directors avoid conflicts of interests, including situations in which their personal interests interfere in any way, or appear to interfere, with the interests of KLA.

In addition, our Board has adopted a written policy and procedures for the review, approval or ratification of related party transactions. Under this policy, the Audit Committee reviews transactions, arrangements or relationships in which the Company (including any of its subsidiaries) is a participant, the amount involved exceeds $100,000 in any fiscal year, and one of our executive officers, Directors, Director nominees or 5% stockholders (or their immediate family members) has a direct or indirect material interest (other than solely as a result of being a director or beneficial owner of less than a specified percentage of shares of the other entity (5% for publicly traded entities and 10% for other entities)). As part of that review, the Audit Committee may consider such factors as it determines to be appropriate under the circumstances, which factors may include the position of the related party with the Company, the related party’s interest in the transaction, the materiality of the transaction, the business purpose for and reasonableness of the transaction, and comparable market terms for similar transactions that do not involve related parties.

Following that review, if the Audit Committee concludes that the terms of the related party transaction are acceptable and appropriate, the Audit Committee either approves or ratifies (as applicable) the transaction. No member of the Audit Committee participates in the review of a transaction for which he or she is the related party. The related party transaction policy created standing pre-approval for certain recurring related party transactions, including, among others, (i) executive officer or Director compensation that has been approved by the Compensation and Talent Committee or the Board, and (ii) any contract, transaction or arrangement with any party who was not a related party at the time such contract, transaction or arrangement was entered into with the Company, and renewals or extensions thereof pursuant to contractual arrangements in effect and binding on the Company prior to the date that the party became a related party.

Transactions with Related Persons

During fiscal 2021, we purchased products and/or services in the ordinary course from the following companies and/or one or more of its affiliated entities: Ansys, Inc.; Citrix Systems, Inc.; HP Inc.; Keysight Technologies, Inc.; and Proofpoint, Inc. In addition, during fiscal 2021, we sold products and or services in the ordinary course to the following companies and/or one or more of its affiliated entities: HP Inc. and Keysight Technologies, Inc. Mr. Wallace served on the Board of Directors of Proofpoint during fiscal year 2021; Mr. Calderoni serves on the Board of Directors of Citrix Systems and Ansys; Ms. Myers is an executive officer of HP; and Mr. Rango serves on the Board of Directors of Keysight Technologies.

2021 KLA PROXY STATEMENT

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of June 30, 2021, with respect to shares of our Common Stock that may be issued under our existing equity compensation plans:

			Number of Securities
			Remaining Available
			for Future Issuance
	Number of Securities		under Equity
	to be Issued Upon	Weighted Average	Compensation
	Exercise of Outstanding	Exercise Price of	Plans (excluding
	Options, Warrants	Outstanding Options,	securties reflected
	and Rights (1)	Warrants and Rights (7)	in Column A)
	A	B	C
Equity Compensation Plans Approved by Stockholders(2)	1,663,742	$—	12,470,315(3)(4)(5)
Equity Compensation Plans Not Approved by Stockholders (6)	76,266	$—	—
Total	1,710,008	$—	12,470,315(3)(4)(5)(6)

(1)	Includes 1,710,008 shares of our Common Stock subject to RSUs that will entitle each holder to the issuance of one share of our Common Stock for each unit that vests over the holder’s period of continued employment with the Company. Excludes purchase rights accruing under our 1997 Amended and Restated Employee Stock Purchase Plan (the “Purchase Plan”). Under the Purchase Plan, each eligible employee may purchase shares of Common Stock at each semi-annual purchase date (the last day of June and December each year), up to a maximum of $25,000 worth of stock (determined on the basis of the fair market value per share on the date the purchase right is granted) for each calendar year the purchase right remains outstanding. As of June 30, 2021, the date of the information set forth in the table above (and a date on which a purchase occurred under the Purchase Plan), the purchase price payable per share under the terms of the Purchase Plan was equal to eighty-five percent (85%) of the lower of (i) the closing selling price per share of our Common Stock on the first day of the six-month offering period and (ii) the closing selling price per share of our Common Stock on the purchase date (or, if the purchase date is not a trading day, on the immediately preceding trading day).

(2)	Consists of our (a) 2004 Equity Plan and (b) Purchase Plan.

(3)	Includes shares of our Common Stock available for future awards as of June 30, 2021, under the 2004 Equity Plan (10,253,152 shares) and the Purchase Plan (2,217,163 shares).

(4)	As of June 30, 2021, 10,253,152 shares of our Common Stock were available for future award under the 2004 Equity Plan. Shares reserved for award under the 2004 Equity Plan may be issued pursuant to full value awards such as restricted stock awards or RSUs that vest upon the completion of designated service periods or performance units or PRSUs that vest upon the attainment of prescribed performance milestones (and the completion of designated service periods) and upon the exercise of stock options or stock appreciation rights. Shares issued pursuant to full value awards made under the 2004 Equity Plan (a) prior to November 6, 2014, reduce the share reserve available under the 2004 Equity Plan by 1.8 shares for every one full value share issued; and (b) on or after November 6, 2014, reduce the share reserve available under the 2004 Equity Plan by 2.0 shares for every one full value share issued.

(5)	As of June 30, 2021 (after giving effect to the purchase under the Purchase Plan on or about that date), 2,217,163 shares of our Common Stock were reserved for issuance under the Purchase Plan. The Purchase Plan contains an annual automatic share renewal provision pursuant to which the number of shares of our Common Stock reserved for issuance under the Purchase Plan will automatically increase on the first day of each fiscal year by an amount equal to the lesser of 2,000,000 shares or the number of shares which we estimate will be required to be issued under the Purchase Plan during the forthcoming fiscal year.

(6)	Includes shares subject to outstanding awards as of June 30, 2021, under the following three plans assumed in connection with the acquisition of Orbotech in February 2019: (i) Equity Remuneration Plan for Key Employees of Orbotech and its Affiliates and Subsidiaries; (ii) 2010 Equity-Based Incentive Plan; and (iii) 2015 Equity-Based Incentive Plan (collectively, the “Orbotech Plans”). No future awards may be granted under these plans.

2021 KLA PROXY STATEMENT

REPORT OF THE AUDIT COMMITTEE

KLA’s Audit Committee is comprised of Outside Directors, each of whom meets current standards of independence and the financial experience requirements of the NASDAQ Stock Market. Each of Messrs. Calderoni and Patel has served on the Audit Committee from the beginning of fiscal year 2019 through the date of this Proxy Statement, with Mr. Calderoni serving as the Chairman of the Committee. Messrs. Kennedy and Rango and Ms. Myers have served on the Audit Committee since fiscal year 2020.

The Board has determined that each of Messrs. Calderoni, Kennedy and Patel and Ms. Myers is an “audit committee financial expert” within the meaning of the rules and regulations promulgated by the SEC. The Board has adopted a written charter for the Audit Committee that details the responsibilities of the Audit Committee. This report relates to the activities undertaken by the Audit Committee in fulfilling such responsibilities. The charter is reviewed at least annually for changes, as appropriate, and is posted on KLA’s website at http://ir.KLA.com in the Corporate Governance section.

KLA’s management is responsible for establishing and maintaining a system of internal controls and the financial reporting process. The Audit Committee is responsible for overseeing the Company’s auditing, accounting and financial reporting processes, system of internal controls, and legal and ethical compliance. This report relates to the activities undertaken by the Audit Committee in fulfilling such responsibilities. During fiscal year 2021 and subsequent to the completion of the fiscal year, the Audit Committee reviewed, discussed and provided input to management on the Company’s audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2021. The Audit Committee also met routinely with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, with and without members of the Company’s management team present, to evaluate and approve the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee also met with the Company’s Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer to discuss and act, as necessary, on accounting issues and risks facing the Company.

The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.

The Audit Committee received from the independent registered public accounting firm the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, on a quarterly basis, the members of the Audit Committee discussed with the independent registered public accounting firm their independence, and the independent registered public accounting firm reaffirmed its own independence. After reviewing such information, the Audit Committee determined that the independent registered public accounting firm is independent from management and KLA. The Audit Committee also concluded that the provision of services covered by fees paid to the independent registered public accounting firm was compatible with maintaining their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2021, filed with the SEC on August 6, 2021.

MEMBERS OF THE AUDIT COMMITTEE

Robert Calderoni, Chairman

Kevin Kennedy

Marie Myers

Kiran Patel

Robert Rango

2021 KLA PROXY STATEMENT

INFORMATION FOR KLA ANNUAL MEETING OF STOCKHOLDERS NOVEMBER 3, 2021/ 12:00 p.m. PDT

1.	Visit https://meetnow.global/MWSGMSG.

2.	If you are a registered stockholder or hold your shares through an intermediary and returned a legal proxy to our transfer agent Computershare, enter your control number.

3.	If you hold your shares through an intermediary and wish to attend as a guest, you may do so by selecting “Guest” after accessing the link in step 1 above.

4.	We encourage you to access the meeting prior to the start time leaving ample time for the check in.

2021 KLA PROXY STATEMENT

01 – Edward Barnholt 04 – Emiko Higashi 07 – Marie Myers 02 – Robert Calderoni 05 – Kevin Kennedy 08 – Kiran Patel 03 – Jeneanne Hanley 06 – Gary Moore 09 – Victor Peng For Against Abstain For Against Abstain For Against Abstain 1UPX 10 – Robert Rango 11 – Richard Wallace Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03IG7B + + Proposals — The Board of Directors recommends a vote FOR each of the Director Nominees (Proposal 1) and a vote FOR Proposals 2 and 3. A 2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2022. 3. To approve on a non-binding, advisory basis our named executive officer compensation. 1. To elect as Directors the eleven candidates nominated by the Company’s Board of Directors to each serve for a one-year term, until his or her successor is duly elected. For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. B q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Annual Meeting Proxy Card For Against Abstain In their discretion, the proxy holders are authorized to vote on all such matters as may properly come before the meeting or at any adjournment or postponement thereof.

Notice of Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — November 3, 2021 To the Stockholders: NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of KLA Corporation (the “Company”), a Delaware corporation, will be held on Wednesday, November 3, 2021 at 12:00 p.m., Pacific Daylight Time. The undersigned hereby appoints Mary Beth Wilkinson and Bren Higgins, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders or at any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, AND FOR PROPOSALS 2 AND 3. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE Proxy — KLA CORPORATION q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q